                                 LOAN AGREEMENT



                                     between


                         Richmond American Homes, Inc.,
                             a Delaware corporation


                  Richmond American Homes of California, Inc.,
                             a Colorado corporation


                             Richmond Homes, Inc. I,
                             a Delaware corporation


                            Richmond Homes, Inc. II,
                             a Delaware corporation


                    Richmond American Homes of Nevada, Inc.,
                             a Colorado corporation


                                       and


                             BANK ONE, ARIZONA, NA,
                         a national banking association


                               Dated June 13, 1994

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.   SCHEDULE OF TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

2.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

3.   LETTER OF CREDIT AND LOAN FACILITY. . . . . . . . . . . . . . . . . . .  18

     3.1  Loan Facility. . . . . . . . . . . . . . . . . . . . . . . . . . .  18
          3.1.1     Commitment . . . . . . . . . . . . . . . . . . . . . . .  18
          3.1.2     Conversion Period. . . . . . . . . . . . . . . . . . . .  19
               3.1.2.1   Conversion Period Established by Bank . . . . . . .  19
               3.1.2.2   Conversion Period Resulting from Operating Losses .  20
               3.1.2.3   Conversion Period Resulting from Other Breaches by
                         Guarantor . . . . . . . . . . . . . . . . . . . . .  21

          3.1.3     Voluntary Reductions in Commitment Amount. . . . . . . .  22

     3.2  Letter of Credit . . . . . . . . . . . . . . . . . . . . . . . . .  22
          3.2.1     Issuance of Letter of Credit . . . . . . . . . . . . . .  22
          3.2.2     Issuance Procedure . . . . . . . . . . . . . . . . . . .  22
          3.2.3     Reimbursement of Bank for Payment of Drafts Drawn or
                    Drawn and Accepted Under the Letter of Credit. . . . . .  23
     3.3  A&D Subcommitment Facility . . . . . . . . . . . . . . . . . . . .  24

     3.4  Request for Letters of Credit and Advances . . . . . . . . . . . .  24
     3.5  Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
          3.5.1     Purpose of Facility and Use of Advances. . . . . . . . .  25
          3.5.2     Determination of Amount of Advances and Limitations on
                    Advances . . . . . . . . . . . . . . . . . . . . . . . .  25
               3.5.2.1   General Determination . . . . . . . . . . . . . . .  25
               3.5.2.2   Percentage Limitations. . . . . . . . . . . . . . .  25

          3.5.3     Term Period. . . . . . . . . . . . . . . . . . . . . . .  26
               3.5.3.1   Presold Units . . . . . . . . . . . . . . . . . . .  26
               3.5.3.2   Spec Units. . . . . . . . . . . . . . . . . . . . .  27
               3.5.3.3   Model Units . . . . . . . . . . . . . . . . . . . .  27
               3.5.3.4   A&D Projects. . . . . . . . . . . . . . . . . . . .  27

          3.5.4     Limitation on Eligible Collateral. . . . . . . . . . . .  27
          3.5.5     Classification and Reclassification of Units . . . . . .  28
          3.5.6     Limitations Relating to Each Borrower. . . . . . . . . .  28
          3.5.7     A&D Budget Limitations and Covenants . . . . . . . . . .  28
               3.5.7.1   General Limitation. . . . . . . . . . . . . . . . .  28
               3.5.7.2   Borrower Equity . . . . . . . . . . . . . . . . . .  29

               3.5.7.3   Specific Line Item Limitations. . . . . . . . . . .  29

          3.5.8     Further Limitations on Advances. . . . . . . . . . . . .  30
               3.5.8.1   Land Advance. . . . . . . . . . . . . . . . . . . .  30
               3.5.8.2   Retainage . . . . . . . . . . . . . . . . . . . . .  30
               3.5.8.3   Information Relating to A&D Budgets . . . . . . . .  31
               3.5.8.4   Amount of Advances for Soft Costs . . . . . . . . .  31

          3.5.9     Deficiencies . . . . . . . . . . . . . . . . . . . . . .  32
          3.5.10    General. . . . . . . . . . . . . . . . . . . . . . . . .  32
          3.5.11    Releases of Collateral . . . . . . . . . . . . . . . . .  32
               3.5.11.1  Release of Certain Collateral at Request of
                         Borrower. . . . . . . . . . . . . . . . . . . . . .  32
               3.5.11.2  Mandatory Releases by Borrower. . . . . . . . . . .  34

          3.5.12    Extraordinary Events Affecting Collateral. . . . . . . .  35
               3.5.12.1  Material Damage, Destruction, or Condemnation . . .  35
               3.5.12.2  Default Regarding Title Insurance . . . . . . . . .  35

          3.5.13    Advances During Conversion Period. . . . . . . . . . . .  35

     3.6  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
          3.6.1     Commitment Fees. . . . . . . . . . . . . . . . . . . . .  36
               3.6.1.1   Quarterly Commitment Fee. . . . . . . . . . . . . .  36
               3.6.1.2   Extension Fee . . . . . . . . . . . . . . . . . . .  36
          3.6.2     Unused Commitment Fee. . . . . . . . . . . . . . . . . .  36
          3.6.3     Processing Fee . . . . . . . . . . . . . . . . . . . . .  37
          3.6.4     Attorneys' Costs, Expenses, and Fees . . . . . . . . . .  37
          3.6.5     Appraisal Fees, Title Insurance Premium, and Other
                    Costs, Expenses, and Fees. . . . . . . . . . . . . . . .  37
     3.7  Mandatory Prepayments. . . . . . . . . . . . . . . . . . . . . . .  37

4.   CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . . . . . . .  38

     4.1  Conditions Precedent to Effectiveness of this Agreement and to the Effectiveness of the Commitment. . . . . . . . . . . . . . . .  38
          4.1.1     Representations and Warranties Accurate. . . . . . . . .  38
          4.1.2     Defaults . . . . . . . . . . . . . . . . . . . . . . . .  38
          4.1.3     Documents. . . . . . . . . . . . . . . . . . . . . . . .  38
               4.1.3.1   Loan and Other Documents. . . . . . . . . . . . . .  38
               4.1.3.2   Corporation, Limited Liability Company, or
                         Partnership Documents . . . . . . . . . . . . . . .  38
               4.1.3.3   Insurance Policies. . . . . . . . . . . . . . . . .  39
               4.1.3.4   Opinion Letter. . . . . . . . . . . . . . . . . . .  39
               4.1.3.5   Financial Statements. . . . . . . . . . . . . . . .  39
               4.1.3.6   Contracts . . . . . . . . . . . . . . . . . . . . .  39

          4.1.4     Completion of Filings and Recordings . . . . . . . . . .  39

          4.1.5     Payment of Costs, Expenses, and Fees . . . . . . . . . .  40
          4.1.6     Other Items or Actions . . . . . . . . . . . . . . . . .  40
          4.1.7     Tri-Party Agreement. . . . . . . . . . . . . . . . . . .  40

     4.2  Conditions Precedent to Approval of Subdivisions . . . . . . . . .  40
          4.2.1     Plat and/or Survey . . . . . . . . . . . . . . . . . . .  40
          4.2.2     CC&Rs. . . . . . . . . . . . . . . . . . . . . . . . . .  41
          4.2.3     Types of Units . . . . . . . . . . . . . . . . . . . . .  41
          4.2.4     Unit Base Appraisals . . . . . . . . . . . . . . . . . .  41
          4.2.5     Lot Information. . . . . . . . . . . . . . . . . . . . .  41
          4.2.6     Completion . . . . . . . . . . . . . . . . . . . . . . .  41
          4.2.7     Approvals. . . . . . . . . . . . . . . . . . . . . . . .  41
          4.2.8     Soils Tests. . . . . . . . . . . . . . . . . . . . . . .  42
          4.2.9     Environmental Assessment . . . . . . . . . . . . . . . .  42
          4.2.10    Environmental Indemnity. . . . . . . . . . . . . . . . .  42
          4.2.11    Utilities. . . . . . . . . . . . . . . . . . . . . . . .  42
          4.2.12    Preliminary Title Report . . . . . . . . . . . . . . . .  42
          4.2.13    Drainage; Flood Report . . . . . . . . . . . . . . . . .  42
          4.2.14    Deed of Trust/Modification to Deed of Trust. . . . . . .  43
          4.2.15    Title Insurance. . . . . . . . . . . . . . . . . . . . .  43
          4.2.16    Assessments, Charges, and Taxes. . . . . . . . . . . . .  43
          4.2.17    Assignments. . . . . . . . . . . . . . . . . . . . . . .  43
          4.2.18    Other. . . . . . . . . . . . . . . . . . . . . . . . . .  43

     4.3  Additional Conditions Precedent to the Inclusion of Each Unit in
          Eligible Collateral. . . . . . . . . . . . . . . . . . . . . . . .  43
          4.3.1     Representations and Warranties Accurate. . . . . . . . .  44
          4.3.2     Defaults . . . . . . . . . . . . . . . . . . . . . . . .  44
          4.3.3     Satisfaction of Other Conditions . . . . . . . . . . . .  44
          4.3.4     Documents. . . . . . . . . . . . . . . . . . . . . . . .  44
               4.3.4.1   Unit Base Appraisal . . . . . . . . . . . . . . . .  44
               4.3.4.2   Unit Budget . . . . . . . . . . . . . . . . . . . .  44
               4.3.4.3   Unit Plans and Specifications . . . . . . . . . . .  44
               4.3.4.4   Purchase Contract . . . . . . . . . . . . . . . . .  44
               4.3.4.5   Deed of Trust/Modification to Deed of Trust . . . .  44
               4.3.4.6   Assessments, Charges, and Taxes . . . . . . . . . .  45
               4.3.4.7   Completion of Filings and Recordings. . . . . . . .  45
               4.3.4.8   Contracts . . . . . . . . . . . . . . . . . . . . .  45

          4.3.5     Limitations. . . . . . . . . . . . . . . . . . . . . . .  45
          4.3.6     Start of Construction. . . . . . . . . . . . . . . . . .  45
          4.3.7     Distressed Improvement Districts . . . . . . . . . . . .  45
          4.3.8     Other Items. . . . . . . . . . . . . . . . . . . . . . .  46
          4.3.9     Other Actions. . . . . . . . . . . . . . . . . . . . . .  46

     4.4  Additional Conditions Precedent to All Advances Against Eligible
          Collateral that Includes Units . . . . . . . . . . . . . . . . . .  46
          4.4.1     Representations and Warranties Accurate. . . . . . . . .  46
          4.4.2     Defaults . . . . . . . . . . . . . . . . . . . . . . . .  46

          4.4.3     Other Conditions Precedent . . . . . . . . . . . . . . .  46
          4.4.4     Inspection Report. . . . . . . . . . . . . . . . . . . .  46
          4.4.5     Lot Location Survey. . . . . . . . . . . . . . . . . . .  46
          4.4.6     Approvals and Inspections by Governmental Authorities. .  46
          4.4.7     Title Policy Endorsements. . . . . . . . . . . . . . . .  46
          4.4.8     Payment of costs, Expenses, and Fees . . . . . . . . . .  47

     4.5  Conditions Precedent to Approval of A&D Projects . . . . . . . . .  47
          4.5.1     Appraisal. . . . . . . . . . . . . . . . . . . . . . . .  47
          4.5.2     Plat or Survey . . . . . . . . . . . . . . . . . . . . .  47
          4.5.3     Environmental Assessment . . . . . . . . . . . . . . . .  48
          4.5.4     Environmental Indemnity. . . . . . . . . . . . . . . . .  48
          4.5.5     Deed of Trust/Title Policy . . . . . . . . . . . . . . .  48
          4.5.6     Drainage; Flood Zone . . . . . . . . . . . . . . . . . .  49
          4.5.7     Services . . . . . . . . . . . . . . . . . . . . . . . .  49
          4.5.8     Assessments, Charges, and Taxes. . . . . . . . . . . . .  49
          4.5.9     Soils Tests. . . . . . . . . . . . . . . . . . . . . . .  49
          4.5.10    Plans and Specifications . . . . . . . . . . . . . . . .  49
          4.5.11    Budget . . . . . . . . . . . . . . . . . . . . . . . . .  49
          4.5.12    Construction Contracts . . . . . . . . . . . . . . . . .  49
          4.5.13    Borrower's Equity. . . . . . . . . . . . . . . . . . . .  50
          4.5.14    Zoning . . . . . . . . . . . . . . . . . . . . . . . . .  50
          4.5.15    Preliminary Title Report . . . . . . . . . . . . . . . .  50
          4.5.16    Distressed Improvement Districts . . . . . . . . . . . .  50
          4.5.17    Purchase Documents . . . . . . . . . . . . . . . . . . .  50
          4.5.18    Construction Schedule. . . . . . . . . . . . . . . . . .  50
          4.5.19    Marketing Information. . . . . . . . . . . . . . . . . .  50
          4.5.20    Pro Forma Cash Flow. . . . . . . . . . . . . . . . . . .  51
          4.5.21    Term Sheet . . . . . . . . . . . . . . . . . . . . . . .  51
          4.5.22    Other Items. . . . . . . . . . . . . . . . . . . . . . .  51
          4.5.23    Other Actions by Loan Parties. . . . . . . . . . . . . .  51

     4.6  Additional Conditions Precedent to All Advances Against Eligible
          Collateral Containing A&D Projects . . . . . . . . . . . . . . . .  51
          4.6.1     Representations and Warranties Accurate. . . . . . . . .  51
          4.6.2     Defaults . . . . . . . . . . . . . . . . . . . . . . . .  51
          4.6.3     Other Conditions . . . . . . . . . . . . . . . . . . . .  51
          4.6.4     Inspection Report. . . . . . . . . . . . . . . . . . . .  51
          4.6.5     Approvals and Inspections by Governmental Authorities. .  51
          4.6.6     Title Policy Endorsements. . . . . . . . . . . . . . . .  52
          4.6.7     Payment of Costs, Expenses, and Fees . . . . . . . . . .  52

     4.7  Right to Waive . . . . . . . . . . . . . . . . . . . . . . . . . .  52

5.   BORROWER REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . .  52

     5.1  Closing Representations and Warranties . . . . . . . . . . . . . .  52
          5.1.1     Corporate, Limited Liability Company, or Partnership
                    Existence and Authorization. . . . . . . . . . . . . . .  52

          5.1.2     No Approvals, etc. . . . . . . . . . . . . . . . . . . .  53
          5.1.3     No Conflicts . . . . . . . . . . . . . . . . . . . . . .  53
          5.1.4     Execution and Delivery and Binding Nature of Documents .  53
          5.1.5     Accurate Information . . . . . . . . . . . . . . . . . .  53
          5.1.6     Purpose of Advances  . . . . . . . . . . . . . . . . . .  54
          5.1.7     Legal Proceedings; Hearings, Inquiries, and
                    Investigations . . . . . . . . . . . . . . . . . . . . .  54
          5.1.8     No Event of Default or Unmatured Event of Default. . . .  54
          5.1.9     Approvals and Permits; Assets and Property . . . . . . .  54
          5.1.10    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . .  54
          5.1.11    ERISA. . . . . . . . . . . . . . . . . . . . . . . . . .  55
          5.1.12    Compliance with Law. . . . . . . . . . . . . . . . . . .  55
          5.1.13    Unit Budgets and Plans and Specifications. . . . . . . .  55
          5.1.14    Budgets, Plans and Specifications, and Construction
                    Contract(s). . . . . . . . . . . . . . . . . . . . . . .  55
          5.1.15    Environmental Matters. . . . . . . . . . . . . . . . . .  55

     5.2  Representations and Warranties Upon Requests for Advances. . . . .  56
     5.3  Representations and Warranties Upon Delivery of Financial
          Statements, Documents, and Other Information . . . . . . . . . . .  56

6.   BORROWER AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . .  56

     6.1  Corporate Existence. . . . . . . . . . . . . . . . . . . . . . . .  56
     6.2  Books and Records; Access By Bank. . . . . . . . . . . . . . . . .  56
     6.3  Information and Statements . . . . . . . . . . . . . . . . . . . .  57
          6.3.1     Fiscal Period Financial Statements . . . . . . . . . . .  57
               6.3.1.1   Statements. . . . . . . . . . . . . . . . . . . . .  57
               6.3.1.2   Projection. . . . . . . . . . . . . . . . . . . . .  57

          6.3.2     Annual Financial Statements. . . . . . . . . . . . . . .  57
          6.3.3     Closing Report . . . . . . . . . . . . . . . . . . . . .  58
          6.3.4     Compliance Certificates. . . . . . . . . . . . . . . . .  58
          6.3.5     Sales and Inventory Reports. . . . . . . . . . . . . . .  58
          6.3.6     Gross Profit Analysis. . . . . . . . . . . . . . . . . .  58
          6.3.7     Backlog Report . . . . . . . . . . . . . . . . . . . . .  59
          6.3.8     Borrowing Base Report. . . . . . . . . . . . . . . . . .  59
          6.3.9     Collateral Certificate . . . . . . . . . . . . . . . . .  59
          6.3.10    Land Holdings. . . . . . . . . . . . . . . . . . . . . .  60
          6.3.11    Unit Budgets . . . . . . . . . . . . . . . . . . . . . .  60
          6.3.12    Other Construction Information . . . . . . . . . . . . .  60
          6.3.13    Other Items and Information. . . . . . . . . . . . . . .  61

     6.4  Law; Judgments; Material Agreements; Approvals and Permits . . . .  61
     6.5  Taxes and Other Indebtedness . . . . . . . . . . . . . . . . . . .  62

     6.6  Assets and Property. . . . . . . . . . . . . . . . . . . . . . . .  62
     6.7  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
          6.7.1     Property . . . . . . . . . . . . . . . . . . . . . . . .  62
          6.7.2     Liability. . . . . . . . . . . . . . . . . . . . . . . .  62
          6.7.3     Flood. . . . . . . . . . . . . . . . . . . . . . . . . .  63
          6.7.4     Worker's Compensation. . . . . . . . . . . . . . . . . .  63
          6.7.5     Additional Insurance . . . . . . . . . . . . . . . . . .  63
          6.7.6     Other. . . . . . . . . . . . . . . . . . . . . . . . . .  63
          6.7.7     Evidence . . . . . . . . . . . . . . . . . . . . . . . .  63

     6.8  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
     6.9  Unit Base Appraisals . . . . . . . . . . . . . . . . . . . . . . .  64
     6.10 A&D Appraisals . . . . . . . . . . . . . . . . . . . . . . . . . .  64
     6.11 Commencement and Completion of A&D Improvements. . . . . . . . . .  65
     6.12 Change Orders. . . . . . . . . . . . . . . . . . . . . . . . . . .  65
     6.13 Commencement and Completion of Units . . . . . . . . . . . . . . .  66
     6.14 Tri-Party Agreement and Title Insurance. . . . . . . . . . . . . .  66
          6.14.1    Tri-Party Agreement. . . . . . . . . . . . . . . . . . .  66
          6.14.2    Title Insurance Claims . . . . . . . . . . . . . . . . .  67

     6.15 Rights of Inspection; Correction of Defects; Agency. . . . . . . .  67
     6.16 Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . .  68
     6.17 Verification of Costs. . . . . . . . . . . . . . . . . . . . . . .  68
     6.18 Use of Proceeds of Advances. . . . . . . . . . . . . . . . . . . .  68
     6.19 Cross-Collateralization. . . . . . . . . . . . . . . . . . . . . .  69
     6.20 Bank's Inspector(s). . . . . . . . . . . . . . . . . . . . . . . .  69
     6.21 Plat Map . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
     6.22 Further Assurances . . . . . . . . . . . . . . . . . . . . . . . .  70
     6.23 Costs and Expenses of Borrower's Performance of Covenants and
          Satisfaction of Conditions . . . . . . . . . . . . . . . . . . . .  70
     6.24 Payment of Net Sales Proceeds. . . . . . . . . . . . . . . . . . .  70
     6.25 Construction and Sales Records . . . . . . . . . . . . . . . . . .  70

7.   BORROWER NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . .  70

     7.1  Corporate Restrictions . . . . . . . . . . . . . . . . . . . . . .  70
     7.2  Change in or Reacquisition of Ownership Interests. . . . . . . . .  71

8.   ADDITIONAL RIGHTS OF BANK . . . . . . . . . . . . . . . . . . . . . . .  71

9.   BANK'S OBLIGATIONS TO BORROWER ONLY AND DISCLAIMER BY BANK. . . . . . .  73

10.  PUBLICITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73

11.  NO BROKERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73

12.  PROVISIONS IN THE NOTE GOVERN THIS AGREEMENT. . . . . . . . . . . . . .  73

13.  CHOICE OF LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73

14.  COUNTERPART EXECUTION . . . . . . . . . . . . . . . . . . . . . . . . .  75


EXHIBITS

A    Form of A&D Term Sheet
B    Unit Collateral Values

                                 LOAN AGREEMENT


DATE:     June 13, 1994

PARTIES:  BORROWERS      RICHMOND AMERICAN HOMES, INC.
          NAMES AND      a Delaware corporation
          ADDRESSES:
                         4647 North 32nd Street, Suite 180
                         Phoenix, Arizona  85018
                         Attention:  President

                         RICHMOND AMERICAN HOMES OF CALIFORNIA, INC., a Colorado corporation

                         11000 White Rock Road, Suite 110
                         Rancho Cordova, California  95670
                         Attention:  President

                         RICHMOND HOMES, INC. I
                         a Delaware corporation

                         4600 South Ulster Street, Suite 400
                         Denver, Colorado  80237
                         Attention:  President

                         RICHMOND HOMES, INC. II
                         a Delaware corporation

                         4600 South Ulster Street, Suite 400
                         Denver, Colorado  80237
                         Attention:  President

                         RICHMOND AMERICAN HOMES OF NEVADA, INC.
                         a Colorado corporation

                         1919 South Jones Boulevard, Suite A
                         Las Vegas, Nevada  89102
                         Attention:  President

          BANK:          BANK ONE, ARIZONA, NA
                         a national banking association.

          BANK ADDRESS:  Real Estate Division
                         P.O. Box 29542
                         Phoenix, Arizona  85038
                         Attention:  Dept. A-383

AGREEMENT: For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank agree as follows:

1.   SCHEDULE OF TERMS.

          Commitment Amount: $ 75,000,000.00, as the same may be reduced from time to time pursuant to SECTION 3.1.2 and SECTION 3.1.3.

          Guarantor:     M.D.C. HOLDINGS, INC., a Delaware corporation

          Unit Completion Date: Nine (9) Calendar Months after each such Unit first constitutes Eligible Collateral.

     3.5.11.1 Release Fee: $10.00 for each Lot or Unit to be released, if releases are done by Title Company; $20.00 for each Lot or Unit to be released, if releases are not done by Title Company.

     3.6.1.1 Quarterly Commitment Fee: One-quarter of one percent (1%) per annum payable per quarter of the Lower $50,000,000.00 of the Commitment Amount, and one-quarter of one-half of one percent (.5%) per annum payable per quarter of the Upper $25,000,000.00 of the Commitment Amount.

     3.6.2 Unused Commitment Fee Rate: One-quarter of one percent (.25%) per annum.

     3.6.3 Processing Fee: $500.00 per state where the Eligible Collateral is located per month payable for each month.

     5.1.5, 6.2, 6.3.1, and 6.3.2. Financial statements and accounting system requirements: accrual basis and GAAP

     5.1.5     Fiscal year of Borrower:  From January 1 to December 31.

     6.3.1 Quarterly unaudited Borrower prepared financial statements for each of the first three (3) calendar quarters (including cash flow statements), due within forty-five (45) days after the end of each quarter, and with respect to Guarantor, quarterly unaudited Guarantor prepared financial statements for each of the first three (3) calendar quarters, due within forty-five (45) days after the end of each quarter.

     Person(s) to sign and certify financial statements on behalf of each Borrower or Guarantor, as applicable: President, Chief Financial Officer, or other executive officer reasonably acceptable to Bank.

     6.3.2 Financial statements due within ninety (90) days after the end of each fiscal year of each Borrower or Guarantor, as applicable.

               Certification requirements:

               Borrowers statements:  Borrower prepared financial statements.

               Guarantor statements: Independent certified public accountant satisfactory to Bank to audit financial statements and deliver an opinion on the financial statements.

     6.7.1 Minimum property insurance amount: The full replacement value of any and all Units constituting Eligible Collateral.

     6.7.2     Minimum liability insurance amounts:

               Per occurrence:          $1,000,000.

               General aggregate:       $2,000,000.

               Minimum umbrella excess liability insurance amount:
               $25,000,000 for the first month after the date of this Agreement and $50,000,000 thereafter.

               Minimum motor vehicle liability insurance amount:
               $1,000,000.

2. DEFINITIONS. In this Agreement, the following terms shall have the following meanings:

"A&D APPRAISAL" means an appraisal of the A&D Land and the A&D Improvements as they will exist upon completion of the A&D Improvements (or as they currently exist, with respect to A&D Improved Lot Projects) (i) ordered by Bank, (ii) prepared by an appraiser satisfactory to Bank, (iii) in compliance with all federal and state standards for appraisals, (iv) reviewed by Bank, and (v) in form and substance satisfactory to Bank in its absolute and sole discretion.

"A&D APPRAISAL REVIEW MARKET VALUE" means the market value for the A&D Land and the A&D Improvements as they will exist upon completion of the A&D Improvements (or as they currently exist, with respect to A&D Improved Lot Projects), which shall be the value approved or determined by Bank in its absolute and sole discretion after its review of an A&D Appraisal.

"A&D BUDGET" means the budget for the A&D Improvements and the acquisition cost of the A&D Land approved by Bank in its reasonable discretion and as set forth on the A&D Term Sheet, as amended and modified from time to time in accordance with this Agreement. With respect to A&D Improved Lot Projects, the A&D Budget shall set forth the actual costs for the A&D Improvements and the acquisition cost of the A&D Land.

"A&D COLLATERAL VALUE" means the maximum Advances the applicable Borrower may obtain against an A&D Project that constitutes Eligible Collateral based upon the stage of construction of the A&D Improvements, determined by Bank on a cumulative basis based on the Construction Report, the results of Bank's inspections, and such other information available to Bank. If construction of the A&D Improvements has not commenced, or if the applicable Borrower has not recorded a final plat with respect to the A&D Project as provided in SECTION 6.21, then the A&D Collateral Value shall be the maximum Advance that the applicable Borrower may obtain against the A&D Land, as set forth on the A&D Term Sheet.

"A&D COMMENCEMENT DATE" means the date by which construction of the A&D Improvements shall be commenced, but in any event not later than ninety (90) days after the A&D Eligibility Date.

"A&D COMPLETION DATE" means the date that is fifteen (15) Calendar Months after the A&D Eligibility Date.

"A&D CONTRACTOR" means the licensed contractor (if any) retained by the applicable Borrower to construct some or all the A&D Improvements.

"A&D DEFICIENCY AMOUNT" means the Estimated A&D Aggregate Costs, Expenses, and Fees (as defined below), less the undisbursed amount of the applicable A&D Subcommitment. "ESTIMATED A&D AGGREGATE COSTS, EXPENSES, AND FEES" means the amount that (in the absolute and sole discretion of Bank) is necessary to pay
(A) any then unpaid, previously incurred costs, expenses, and fees for services, work, and materials previously used in construction of the A&D Improvements, (B) the remainder of the services, work, and materials to fully complete construction of the A&D Improvements, and (C) any other costs, expenses, and fees incurred or to be incurred in connection with the A&D Improvements.

"A&D DEFICIENCY DETERMINATION" means a determination by Bank (in its absolute and sole discretion) from time to time that the Estimated A&D Aggregate Costs, Expenses, and Fees exceeds by more than $50,000.00 the total undisbursed amount of the applicable A&D Subcommitment.

"A&D ELIGIBILITY DATE" means the date the A&D Project is deemed to be Eligible Collateral, as set forth on the A&D Term Sheet.

"A&D ENGINEER" means the licensed engineer retained by the Borrower in connection with the construction of the A&D Improvements.

"A&D IMPROVED LOT PROJECT" means an A&D Project where the A&D Improvements have been completed prior to the A&D Eligibility Date.

"A&D IMPROVEMENTS" means (i) offsite improvements which may exist or which are to be constructed on the A&D Land (including, without limitation, curbs, grading, landscape, sprinklers, storm and sanitary sewers, paving, sidewalks, and utilities) necessary to make the A&D Land suitable for the construction of single family homes, and (ii) any common area improvements which may exist or which are to be constructed on the A&D Land.

"A&D LAND" means the real property upon which the A&D Improvements exist or are to be constructed.

"A&D LOT" means an individual lot designated on the final subdivision plat or filing of the A&D Land.

"A&D PLANS AND SPECIFICATIONS" means all plans and specifications for the A&D Improvements and the related working drawings prepared by the Engineer, as amended and modified from time to time in accordance with this Agreement.

"A&D PROJECT" means the A&D Land, the A&D Improvements, and the fixtures and other tangible personal property located or used in or on the A&D Land or the A&D Improvements.

"A&D PROJECT TERM" means the maximum period for which an A&D Project may continue to qualify as Eligible Collateral, as set forth in SECTION 3.5.3.

"A&D SUBCOMMITMENT" means the total commitment approved by Bank with respect to each A&D Project, as set forth on the A&D Term Sheet.

"A&D TERM SHEET" means a term sheet in the form attached as EXHIBIT A.

"A&D TOTAL COSTS" means, with respect to each A&D Project, the total costs, expenses and fees included in the respective A&D Budget (including the cost of the applicable A&D Land).

"A&D UNIMPROVED LOT PROJECT" means an A&D Project where the A&D Improvements have not been completed prior to the A&D Eligibility Date.

"ADVANCE" means an advance by Bank to a Borrower hereunder.

"AGREEMENT" means this Loan Agreement, as it may be amended, modified, extended, renewed, restated, or supplemented from time to time.

"APPROVALS AND PERMITS" means each and all approvals, authorizations, bonds, consents, certificates, franchises, licenses, permits, registrations, qualifications, and other actions and rights granted by or filings with any Persons necessary, or appropriate for acquisition of the A&D Land and/or Lots, for construction of the A&D Improvements, for construction of Units, for ownership and use by the Borrower and other Persons of the A&D Land, the A&D Improvements, and/or the Units, or for the occupancy of the Units, or for the conduct of the business and operations of the Borrower.

"AVAILABLE COMMITMENT" means, at any time, the lowest of

          (i) the applicable Commitment Amount LESS (A) the aggregate of all Letter of Credit Subcommitment Amounts, LESS (B) the aggregate of all A&D Subcommitment amounts less the aggregate of the current A&D Collateral Values for all A&D Projects that constitute Eligible Collateral; or

          (ii) the sum of (A) the aggregate of the current Unit Collateral Values for all Units that constitute Eligible Collateral, PLUS (B) the aggregate of the current A&D Collateral Values for all A&D Projects that constitute Eligible Collateral, LESS (C) the aggregate of all Letter of Credit Subcommitment amounts.

"BORROWERS" means all of the Persons specified in SECTION 1 as Borrowers; "BORROWER" means any one of the Borrowers.

"BORROWER LOAN DOCUMENTS" means the Loan Documents executed or delivered by any Borrower from time to time.

"BORROWER'S EQUITY" means the funds of the applicable Borrower expended or to be expended for costs, expenses, and fees included in the A&D Budget in the aggregate amount shown as "BORROWER'S EQUITY" in the applicable A&D Budget.

"BORROWING BASE REPORT" means Borrowers' monthly report disclosing the matters required pursuant to SECTION 6.3.8.

"BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in Phoenix, Arizona.

"CALENDAR MONTH" shall mean the twelve (12) calendar months of the year. Any payment or obligation that is due or required to be performed within a specified number of Calendar Months shall become due on the day in the last of such specified number of Calendar Months that corresponds numerically to the date on which such payment or obligation was incurred or commenced, provided, however, that with respect to any obligation that is incurred or commences on the 29th, 30th, or 31st day of any Calendar Month and if the Calendar Month in which such payment or obligation would otherwise be due does not have a numerically corresponding date, such payment or obligation shall become due on the first day of the next succeeding Calendar Month.

"CASH COLLATERAL ACCOUNT" and "CASH COLLATERAL ACCOUNTS" mean, respectively, each and all deposit accounts maintained by Bank, in Bank's name, and subject to the terms and conditions of the Cash Collateral Agreement.

"CASH COLLATERAL AGREEMENT" and "CASH COLLATERAL AGREEMENTS" mean, respectively, each and all agreements by and between the respective Borrowers and Bank, in form and substance satisfactory to Bank, governing the use of monies held in the respective Cash Collateral Accounts.

"COLLATERAL" means the property, interests in property, and rights to property securing any or all Obligations from time to time.

"COLLATERAL CERTIFICATE" means the certificate delivered to Bank by Borrower pursuant to SECTION 6.3.9.

"COMMITMENT" means the agreement by Bank in SECTION 3.1 to issue Letters of Credit and to make Advances pursuant to the terms and conditions in the Letter of Credit Agreements and herein.

"COMMITMENT AMOUNT" means the amount specified in SECTION 1.

"CONVERSION DATE" means June 30, 1995; provided, however, that Bank may, in Bank's absolute and sole discretion, extend the Conversion Date annually for periods of twelve (12) months each or such other period as the parties may agree upon, upon such terms and conditions as Bank may require, in its absolute and sole discretion, and with such changes to this Agreement or the terms and conditions herein as Bank may require, in its absolute and sole discretion, including, without limitation, any changes in or additions to required financial and other covenants; or such other date determined pursuant to SECTION 3.1.2.

"CONVERSION PERIOD" means the period of time following the Conversion Date.

"CONVERTIBLE SUBORDINATED NOTES" means those $28,000,000.00 principal amount of 8 3/4% convertible subordinated notes due 2005 issued by Guarantor as described in that private placement memorandum dated December 17, 1993.

"COVENANT RELATING TO OTHER DEBT" means Guarantor's covenant with respect to Guarantor's other Debt set forth in SECTION 5.6 of the Guaranty.

"CUSTOM UNIT" means a Unit that is not located in an approved Subdivision where the estimated Unit Sales Price (if a Spec Unit) or the actual Unit Sales Price (if a Presold Unit) is greater than $250,000.00.

"DEBT" means, as to any Person, without limitation, (a) any indebtedness of such Person for borrowed money, (b) all indebtedness of such Person evidenced by bonds, debentures, notes, letters of credit, drafts or similar instruments,
(c) all indebtedness of such Person to pay the deferred purchase price of property or services, including accounts payable and accrued expenses arising in the ordinary course of business, (d) all capitalized lease obligations of such Person, (e) all Debt of others secured by a lien on any asset of such Person, whether or not such Debt is assumed by such Person or guaranteed by such Person, and (f) all Debt of others guaranteed by such Person and all other indebtedness that would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP.

"DEED OF TRUST" and "DEEDS OF TRUST" means respectively, each and all Deeds of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing and Financing Statement securing the Note and the other Obligations, granted from time to time by a Borrower, as Trustor, for the benefit of Bank, as Beneficiary, as the same may be amended, modified, extended, renewed, restated, or supplemented from time to time, each being in the form approved by Bank in its reasonable discretion, and each and all Mortgages, Assignment of Leases and Rents, Fixture Filing and Security Agreement, securing the Note and the other Obligations, granted from time to time, by a Borrower, as Mortgagor, to Bank, as Mortgagee, as the same may be amended, modified, extended, renewed, restated, or supplemented from time to time, each being substantially in the form approved by Bank in its reasonable discretion.

"DRAW REQUEST" means a completed, written request in form and substance satisfactory to Bank, from a Borrower to Bank for an Advance, together with such other documents and information as Bank may require or specify from time to time.

"ELIGIBLE COLLATERAL" means:

          (a) Units which satisfy each of the following requirements: (i) such Units are in a Subdivision approved pursuant to SECTION 4.2 (or such Units are Custom Units approved by Bank in its absolute and sole discretion), (ii) Borrower has satisfied the conditions precedent set forth in

     SECTION 4.3 with respect to such Units, and (iii) such Units have not become subject to SECTION 3.5.12.

          (b)  A&D Projects which satisfy each of the following requirements:
     (i) Borrower has satisfied the conditions precedent set forth in SECTION
     4.5 with respect to such A&D Projects, and (ii) such A&D Projects have not become subject to SECTION 3.5.12.

"ENVIRONMENTAL AGREEMENT" and "ENVIRONMENTAL AGREEMENTS" mean, respectively, each and all Certifications and Agreement Regarding Hazardous Substances, by a Borrower and Guarantor from time to time for the benefit of Bank, and relating to the Collateral, as the same may be amended, modified, extended, renewed, restated, or supplemented from time to time, each being in the form approved by Bank in its reasonable discretion.

"ERISA" means the Employee Retirement Income Security act of 1974 and the regulations and published interpretations thereunder, as in effect from time to time.

"EVENT OF DEFAULT" has the meaning specified in the Note and the other Loan Documents, and in the Guaranty, and in the Environmental Agreements.

"FINANCIAL COVENANT" means Guarantor's covenant with respect to Guarantor's Tangible Net Worth set forth in SECTION 5.5 of the Guaranty.

"GAAP" means generally accepted accounting principles consistently applied; provided, however, that for purposes of this Agreement, financial statements shall not be deemed to be inconsistent with GAAP solely by reason of a Borrower's accounting for transfers of land among Borrowers and Guarantor, a Borrower and one or more other Borrowers, or their respective Subsidiaries at the lesser of (i) inter company transfer amounts, or (ii) the historical cost of such land as it appears on the books of a Borrower, Guarantor, or their respective Subsidiaries.

"GOVERNMENTAL AUTHORITY" means any government, any court, and any agency, authority, body, bureau, department, or instrumentality of any government.

"GUARANTOR" means the Person specified in SECTION 1.

"GUARANTY" means the Guaranty of Payment executed by Guarantor, for the benefit of Bank, guaranteeing repayment of the indebtedness under the Note.

"HAZARDOUS SUBSTANCES" has the meaning specified in the Environmental Agreement.

"IMPOSITIONS" has the meaning specified in the Deed of Trust.

"INITIAL APPROVED SUBDIVISIONS" means the Subdivisions approved by Bank as of the date hereof, which are those Subdivisions currently encumbered by deeds of trust or mortgages in favor of Bank executed pursuant to (i) that Loan Agreement between Bank and Richmond American Homes of California, Inc., a Colorado corporation dated October 13, 1993, as amended, or (ii) that Loan Agreement between Bank and Richmond American Homes, Inc., a Delaware corporation, and Guarantor dated November 16, 1993, or (iii) that Loan Agreement between Bank and Richmond Homes, Inc. II, a Delaware corporation, dated May 21, 1993.

"INTANGIBLE ASSETS" means all intangible assets under GAAP, including, without limitation, copyrights, franchises, goodwill, licenses, non-competition covenants, organization or formation expenses, patents, service marks, service names, trademarks, tradenames, write-up in the book value of any asset in excess of the acquisition cost of the asset to such Person, any amount, however designated on the balance sheet, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of such Person, unamortized leasehold improvements expense not recoverable at the end of the lease term, and unamortized debt discount.

"INVOLUNTARY LIENS" has the meaning specified in the Deed of Trust.

"LETTER OF CREDIT" means a standby letter of credit in Bank's standard form from time to time issued pursuant to SECTIONS 3.1 AND 3.2 in conjunction with Eligible Collateral by the applicable Borrower for the benefit of the Governmental Authority, utility company, improvement district, or other similar Person specified as beneficiary of the Letter of Credit in an amount requested by such Borrower and approved by Bank.

"LETTER OF CREDIT AGREEMENT" means Bank's standard form Application for Standby Letter of Credit and Standby Letter of Credit Agreement.

"LETTER OF CREDIT SUBCOMMITMENT" means the face amount of each Letter of Credit.

"LIEN OR ENCUMBRANCE" and "LIENS AND ENCUMBRANCES" mean, respectively, each and all of the following: (i) any lease or other right to use; (ii) any assignment as security, conditional sale, grant in trust, lien, mortgage, pledge, security interest, title retention arrangement, other encumbrance, or other interest or right securing the payment of money or the performance of any other liability or obligation, whether voluntarily or involuntarily created and whether arising by agreement, document, or instrument, under any law, ordinance, regulation, or rule (federal, state, or local), or otherwise; and (iii) any option or right of first refusal, except for any approved by Bank in its absolute and sole discretion.

"LOAN DOCUMENTS" means this Agreement, the Note, the Deeds of Trust, the Letter of Credit Agreements executed and delivered by each Borrower in connection with the Letters of Credit, the Cash Collateral Agreements, and any other agreements, documents, or instruments evidencing, guarantying or securing any and all Advances made hereunder, as such agreements, documents, and instruments may be amended, modified, extended, renewed, or supplemented from time to time. Loan Documents shall specifically not include the Environmental Agreements or the Guaranty.

"LOT" means an individual lot designated on the final subdivision plat or filing for each Subdivision.

"LOT ALLOCATION" means either (i) with respect to all Lots that were NOT A&D Lots and that are located in California, twenty percent (20%) of the Unit Base Appraised Value, (ii) with respect to all Lots that were NOT A&D Lots and that are not located in California, ten percent (10%) of the Unit Base Appraised Value, or (iii) with respect to all Lots that were A&D Lots, the release price paid by the applicable Borrower pursuant to SECTION 3.5.11.1(b).

"MATERIAL ADVERSE CHANGE" means any change in the assets, financial condition, or results of operations of a Borrower or any other event or condition with respect to a Borrower that in the reasonable opinion of Bank (i) could affect the likelihood of performance by such Borrower of any of the Obligations or the obligations under the Environmental Agreements, (ii) could affect the ability of such Borrower to perform any of the Obligations or any of the obligations under the Environmental Agreements, (iii) could affect the legality, validity, or binding nature of any of the Obligations, or the obligations of such Borrower under the Environmental Agreements, or any Lien or Encumbrance securing any of the Obligations or any of such Borrower's obligations under the Environmental Agreements, or (iv) could affect the priority of any Lien or Encumbrance securing any of the Obligations or any of Borrower's obligations under the Environmental Agreements.

"MAXIMUM ALLOWED ADVANCE" means:

          (a) with respect to each Presold Unit that constitutes Eligible Collateral and that is NOT located in California, the lesser of (i) eighty percent (80%) of the respective Unit Base Appraised Value, or (ii) eighty percent (80%) of the respective Unit Sales Price; PROVIDED, HOWEVER, that if such Presold Unit is a Custom Unit, then the Maximum Allowed Advance shall be the lesser of (A) seventy percent (70%) of the respective Unit Base Appraised Value, or (B) seventy percent (70%) of the respective Unit Sales Price, or (C) $500,000.00; or

          (b) with respect to each Presold Unit that constitutes Eligible Collateral and that IS located in California, the lesser of (i) seventy-five percent (75%) of the respective Unit Base Appraised Value, or (ii) seventy-five percent (75%) of the respective Unit Sales Price; PROVIDED, HOWEVER, that if such Presold Unit is a Custom Unit, then the Maximum Allowed Advance shall be the lesser of (A) sixty-five percent (65%) of the respective Unit Base Appraised Value, or (B) sixty-five percent (65%) of the respective Unit Sales Price, or (C) $500,000.00; or

          (c) with respect to each Spec Unit that constitutes Eligible Collateral, seventy percent (70%) of the respective Unit Base Appraised Value; PROVIDED, HOWEVER, that if such Spec Unit is a Custom Unit, then the Maximum Allowed Advance shall be the lesser of (A) sixty percent (60%) of the respective Unit Base Appraised Value, or (B) $500,000.00; or

          (d) with respect to each Model Unit that constitutes Eligible Collateral, seventy-five percent (75%) of the respective Unit Base Appraised Value; or

          (e) with respect to each A&D Project, the A&D Subcommitment Amount;

PROVIDED, HOWEVER, that the Maximum Allowed Advance, as so determined, may be adjusted from time to time by Bank pursuant to any applicable Reclassification Adjustment or Term Adjustment.

"MODEL UNIT" means a Unit constructed initially for inspection by prospective purchasers that is not intended to be sold until all or substantially all other Units in the applicable Subdivision are sold.

"NET INCOME" means, for any period, the net income (loss) of any Person for such period, determined in accordance with GAAP.

"NET SALES PROCEEDS" means the gross sales price of a Unit set forth in the Purchase Contract for such Unit, less (i) any earnest money deposit, (ii) customary tax prorations, (iii) real estate brokerage commissions payable to any Person who is neither (A) employed by any Borrower or Guarantor, nor (B) engaged in on-site sales at the Subdivision in which the Unit is located, and (iv) reasonable and customary closing costs, including any "points" payable by the Borrower.

"NOTE" means that certain Promissory Note of even date herewith, executed by Borrower and payable to Bank, evidencing Borrowers' indebtedness hereunder, as the same may be amended, modified, extended, renewed, restated or supplemented from time to time.

"OBLIGATIONS" means the obligations of each Borrower under the Loan Documents (including, without limitation, the obligation to pay the Reimbursement Amount).

"OPERATING LOSSES" means operating losses of Guarantor and its Subsidiaries, calculated on a consolidated basis in accordance with GAAP, excluding therefrom the impact of net realizable value writedowns and accounting changes.

"OPTION AGREEMENT" means a fully executed agreement between a Borrower and the seller of any Lots providing for periodic purchases of Lots in a Subdivision.

"PERMITTED EXCEPTIONS" has the meaning specified in the Deed of Trust.

"PERSON" means a natural person, a partnership, a joint venture, an unincorporated association, a limited liability company, a corporation, a trust, any other legal entity, or any Governmental Authority.

"PRESOLD UNIT" means a Unit that is subject to a Purchase Contract.

"PROJECT" means all of the A&D Projects, Subdivisions, Lots and Units that are encumbered by Deeds of Trust from time to time.

"PURCHASE CONTRACT" means a bona fide written agreement between a Borrower and a third Person purchaser for sale in the ordinary course of such Borrower's business of any Unit and the related Lot, accompanied by a cash earnest money deposit or down payment in an amount that is customary, and subject only to ordinary and customary contingencies to the purchaser's obligation to buy the Unit and related Lot.

"RECLASSIFICATION ADJUSTMENT" means

          (a) with respect to a Model Unit or a Spec Unit NOT located in California that is reclassified as a Presold Unit, an increase in the otherwise applicable Maximum Allowed Advance to the lesser of (i) eighty percent (80%) of the respective Unit Base Appraised Value, or (ii) eighty percent of the respective Unit Sales Price; PROVIDED, HOWEVER, that if such Spec Unit is a Custom Unit that is reclassified as a Presold Unit, an increase in the otherwise applicable Maximum Allowed Advance to the lesser of (A) seventy percent (70%) of the respective Unit Base Appraised Value, or (B) seventy percent (70%) of the respective Unit Sales Price, or (C) $500,000.00; or

          (b) with respect to a Model Unit or a Spec Unit located in California that is reclassified as a Presold Unit, an increase in the otherwise applicable Maximum Allowed Advance to the lesser of (i) seventy-five percent (75%) of the respective Unit Base Appraised Value, or (ii) seventy-five percent (75%) of the respective Unit Sales Price; PROVIDED, HOWEVER, that if such Spec Unit is a Custom Unit that is reclassified as a Presold Unit, an increase in the otherwise applicable Maximum Allowed Advance to the lesser of (A) sixty-five percent (65%) of the respective Unit Base Appraised Value, or (B) sixty-five percent (65%) of the respective Unit Sales Price, or (C) $500,000.00; or

          (c) with respect to a Presold Unit or Model Unit reclassified as a Spec Unit, a decrease in the otherwise applicable Maximum Allowed Advance to seventy percent (70%) of the respective Unit Base Appraised Value; PROVIDED, HOWEVER, that if such Presold Unit is a Custom Unit that is reclassified as a Spec Unit, an decrease in the otherwise applicable Maximum Allowed Advance to the lesser of (i) sixty percent (60%) of the respective Unit Base Appraised Value, or (ii) $500,000.00;

          (d) with respect to a Presold Unit or Spec Unit reclassified as a Model Unit, a change in the otherwise applicable Maximum Allowed Advance to seventy-five percent (75%) of the respective Unit Base Appraised Value;

PROVIDED, HOWEVER, that the Maximum Allowed Advance for all Units, as so determined, may be adjusted from time to time by Bank pursuant to any applicable Term Adjustment.

"REIMBURSEMENT AMOUNT" means the amount a Borrower is obligated to pay to Bank under the Letter of Credit Agreement in respect of a draft drawn or drawn and accepted under the Letter of Credit, which amount shall be the amount of the draft or acceptance and all costs, expenses, fees, and other amounts then payable by such Borrower to Bank under the Letter of Credit Agreement.

"REQUIREMENTS"  shall have the meaning specified in the Deed of Trust.

"SENIOR NOTES" means those $190,000,000.00 principal amount of 11 1/8% senior notes due 2003, issued by Guarantor as described in that private placement memorandum dated December 17, 1993, including the Exchange Notes, as defined in such private placement memorandum.

"SHORTAGE" means the amount by which the Maximum Allowed Advance applicable to a Unit exceeds the Net Sales Proceeds received from the sale of such Unit.

"SPEC UNIT" means a Unit constructed for the purpose of addition to a Borrower's inventory of Units and which is not subject to a Purchase Contract. A Unit that is not a Presold Unit or a Model Unit shall be deemed a Spec Unit.

"SPECIFIC UNIT BUDGET" means an actual construction budget for each Unit proposed to be included in Eligible Collateral containing the information required in the corresponding Unit Budget for that type of Unit.

"STANDARD NUMBER OF DAYS" means the standard number of days established by Bank from time to time to allow for delivery to Bank of drafts drawn under letters of credit issued by Bank and presented to financial institutions other than Bank for delivery to Bank. Bank may change such number of days at any time and from time to time in its absolute and sole discretion without notice to any Borrower and may have a different number of days for commercial letters of credit and standby letters of credit.

"SUBDIVISION" means a group of Lots designated on an individual subdivision plat or filing; PROVIDED, HOWEVER, that with respect to multiple subdivision plats or filings that are phases of a larger development and are in reasonable proximity to each other, then all of the Lots shown on such subdivision plats or filing or in such phases in which a common product type is being constructed shall be deemed in the aggregate to constitute a single Subdivision, as approved by Bank in its reasonable discretion.

"SUBSIDIARY" or "SUBSIDIARIES" means, with respect to any Person, any corporation of which a majority of the capital stock having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time directly or indirectly owned by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

"TERM ADJUSTMENT" means

          (a) with respect to any Model Unit remaining in Eligible Collateral beyond the first twelve (12) Calendar Months of the Model Unit's Unit Term, a decrease in the otherwise applicable Maximum Allowed Advance to seventy-two (72%) of the respective Unit Base Appraised Value; and with respect to any Model Unit remaining in Eligible Collateral beyond the first eighteen
     (18) Calendar Months of the Model Unit's Unit Term, a decrease in the otherwise applicable Maximum Allowed Advance to sixty-nine percent (69%) of the respective Unit Base Appraised Value; and with respect to any Model Unit remaining in Eligible Collateral beyond the first twenty-four (24) Calendar Months of the Model Unit's Unit Term, a decrease in the otherwise applicable Maximum Allowed Advance to sixty-six percent (66%) of the respective Unit Base Appraised Value; or

          (b) With respect to each A&D Project remaining in Eligible Collateral on the last day of the eighteenth (18th) Calendar Month after commencement of the A&D Project's A&D Project Term, a decrease in the otherwise applicable Maximum Allowed Advance to eighty-eight percent (88%) of the A&D Subcommitment Amount; with respect to each A&D Project remaining in Eligible Collateral on the last day of the twenty-first (21st) Calendar Month after commencement of the A&D Project's A&D Project Term, a decrease in the otherwise applicable Maximum Allowed Advance to seventy-six percent (76%) of the A&D Subcommitment Amount; with respect to each A&D Project remaining in Eligible Collateral on the last day of the twenty-fourth
     (24th) Calendar Month after commencement of the A&D Project's A&D Project Term, a decrease in the otherwise applicable Maximum Allowed Advance to sixty-four percent (64%) of the A&D Subcommitment Amount; with respect to each A&D Project remaining in Eligible Collateral on the last day of the twenty-seventh (27th) Calendar Month after commencement of the A&D Project's A&D Project Term, a decrease in the otherwise applicable Maximum Allowed Advance to fifty-two percent (52%) of the A&D Subcommitment Amount; with respect to each A&D Project remaining in Eligible Collateral on the last day of the thirtieth (30th) Calendar Month after commencement of the A&D Project's A&D Project Term, a decrease in the otherwise applicable Maximum Allowed Advance to forty percent (40%) of the A&D Subcommitment Amount; or

          (c) with respect to any Unit or A&D Project whose Unit Term or A&D Project Term has expired, a decrease in the otherwise applicable Maximum Allowed Advance to zero (0) and the exclusion of such Unit or A&D Project from Eligible Collateral.

"TERMINATION DATE" shall mean the date thirty-six (36) Calendar Months after the Conversion Date; PROVIDED, HOWEVER, that if Guarantor has breached the Financial Covenant or the Covenant Relating to Other Debt as more specifically described in SECTION 3.1.2.3, then the Termination Date shall mean the date twenty-four
(24) Calendar Months after the Conversion Date.

"TITLE COMPANY" means a title insurance company or companies and any reinsurers or co-insurers satisfactory to Bank in its absolute and sole discretion.

"TITLE POLICY" and "TITLE POLICIES" mean, respectively, each and all title insurance policies and endorsements thereto and any reinsurance or co-insurance agreements and endorsements described in this Agreement or the Tri-Party Agreement insuring the Deeds of Trust.

"TRI-PARTY AGREEMENT" means that certain letter agreement executed in connection herewith among Bank, Land Title Guarantee Company, and Old Republic National Title Insurance Company, and consented to by Richmond Homes Inc., I and Richmond Homes, Inc. II, governing, among other things, the issuance of Title Policies for Collateral in Colorado, as the same may be amended, modified, extended or renewed.

"UNIT" means a single-family detached dwelling (i) constructed or to be constructed on a Lot, and (ii) described in a set of Unit Plans and Specifications, including, without limitation, any furniture, furnishings, fixtures, and equipment to be installed therein as shown in the respective Unit Plans and Specifications. Condominiums, townhomes, homes with common walls, and other forms of "attached" housing shall not be "Units" for the purpose of this Agreement, unless otherwise agreed to by Bank in its absolute and sole discretion. For purposes of this Agreement, each Unit is either (A) a Presold Unit, (B) a Model Unit, or (C) a Spec Unit.

"UNIT BASE APPRAISAL" means, with respect to each type of Unit, an appraisal of the Unit and a typical Lot in the applicable Subdivision, as selected by Bank (or, with respect to Custom Units, an appraisal of such Custom Unit and the Lot upon which the Custom Unit will be constructed), as such Unit will exist upon completion (i) ordered by Bank, (ii) prepared by an appraiser satisfactory to Bank, (iii) in compliance with all federal and state standards for appraisals,
(iv) reviewed by Bank, and (v) in form and substance satisfactory to Bank in its absolute and sole discretion.

"UNIT BASE APPRAISED VALUE" means the value of a Unit and a typical Lot in the applicable Subdivision, as selected by Bank (or, with respect to Custom Units, an appraisal of such Custom Unit and the Lot upon which the Custom Unit will be constructed), without lot premiums, options, and upgrades (except with respect to Custom Units, which shall include options and upgrades only), as approved or determined by Bank in its absolute and sole discretion after review of a Unit Base Appraisal.

"UNIT BUDGET" means, with respect to each type of Unit, the budget of the costs, expenses, and fees necessary for or related to construction of that type of Unit approved by Bank in its reasonable discretion, together with any amendments or modifications thereof consented to by Bank in its reasonable discretion. Such budget shall include (i) the onsite cost of labor and materials directly related to construction of the type of Unit, other "hard costs," construction permits, tap fees and other fees for permits required by any Governmental Authority, and costs of direct project supervision, (ii) costs and expenses related to upgrades, options, and decorator items, (iii) insurance costs, advertising and marketing costs, escrow and title fees, processing and closing fees, wire transfer fees, legal fees, and appraisal fees, in an amount equal to or less than $2,000.00; and (iv) a reserve for repair and maintenance. There shall be a separate budget for each type of Unit. The Unit Budgets shall not include the Lot Allocation.

"UNIT COLLATERAL VALUE" means the maximum Advances the applicable Borrower may obtain against a Unit that constitutes Eligible Collateral based upon the Unit's stage of construction, determined on a cumulative basis in accordance with EXHIBIT B.

"UNIT COMPLETION DATE" has the meaning specified in SECTION 1.

"UNIT PLANS AND SPECIFICATIONS" means, with respect to each type of Unit, plans and specifications for construction of that type of Unit, prepared by an architect, certified by the applicable Borrower to Bank together with any amendments or modifications thereof.

"UNIT SALES PRICE" means the price at which a Unit is to be sold to a purchaser under the applicable Purchase Contract.

"UNIT TERM" means the maximum period for which a Unit may continue to qualify as Eligible Collateral, as set forth in SECTION 3.5.3.

"UNIT TOTAL COSTS" means, with respect to each type of Unit, the total costs, expenses, and fees included in the respective Unit Budget plus the applicable Lot Allocation.

"UNMATURED EVENT OF DEFAULT" means any condition or event that with notice, passage of time, or both would be an Event of Default.

"UTILITY AND SERVICES CHARGES" has the meaning specified in the Deed of Trust.

3.   LETTER OF CREDIT AND LOAN FACILITY.

     3.1  LOAN FACILITY.

          3.1.1 COMMITMENT. Subject to the terms and conditions of this Agreement, Bank agrees to make Advances to the applicable Borrower with respect to Eligible Collateral from time to time on or before the Termination Date, PROVIDED that the aggregate amount of Advances outstanding at any time and from time to time, shall not exceed the Available Commitment, and PROVIDED FURTHER that the aggregate amount of Advances outstanding at any time and from time to time to any individual Borrower shall not exceed the portion of the Available Commitment calculated with respect to Eligible Collateral owned by such Borrower. Proceeds of Advances may be used by the applicable Borrower only for the purpose described in SECTIONS 3.5.1 and 5.1.6. Advances shall be on a revolving basis. Advances repaid may be re-borrowed subject to the terms and the conditions herein. Although the outstanding principal of the Note may be zero from time to time, the Loan Documents and all obligations of Guarantor under the Guaranty shall remain in full force and effect until the Commitment terminates and all Obligations of Borrowers under the Loan Documents and all obligations of Guarantor under the Guaranty are paid and performed in full. If monies (except monies reflecting an A&D Deficiency Amount in accordance with SECTION 3.5.9) are being held in a Cash Collateral Account at any time, Bank shall apply such monies to the outstanding balance of the Advances made against Eligible Collateral owned by the respective Borrower, in accordance with the terms of this Agreement. Upon the occurrence of an Event of Default or an Unmatured Event of Default, Bank, in its absolute and sole discretion and without notice, may suspend the commitment to make Advances. In addition, upon occurrence of an Event of Default, Bank, in its absolute and sole discretion and without notice, may terminate the commitment to make Advances. The obligation of each Borrower to repay Advances made to such Borrower shall be evidenced by the Note.

          3.1.2     CONVERSION PERIOD.

               3.1.2.1 CONVERSION PERIOD ESTABLISHED BY BANK. Bank may cause the Conversation Date to occur and the Conversion Period to commence at any time in Bank's sole and absolute discretion. If Bank causes the Conversion Date to occur on any date other than the calendar date or anniversary date thereof set forth in the definition of Conversion Date in SECTION 2, then Bank will give Borrowers at least five (5) Business Days notice prior to the Conversion Date. If Bank causes the Conversion Date to occur and the Conversion Period to commence pursuant to this SECTION 3.1.2.1, then from and after the first anniversary of the Conversion Date, the Commitment Amount in effect as of the Conversion Date shall be reduced on the first day of each quarter-annual period by a percentage of such Commitment Amount as follows:


                                   Percentage     Percentage
                                   of Commitment  of Commitment
     PERIOD                        REDUCTION      REMAINING
     ------                        -------------  -------------

     15 Calendar Months after
      Conversion Date                 12.5%          87.5%

     18 Calendar Months after
      Conversion Date                 12.5%          75.0%

     21 Calendar Months after
      Conversion Date                 12.5%          62.5%

     24 Calendar Months after
      Conversion Date                 12.5%          50.0%

     27 Calendar Months after
      Conversion Date                 12.5%          37.5%

     30 Calendar Months after
      Conversion Date                 12.5%          25.0%

     33 Calendar Months after
      Conversion Date                 12.5%          12.5%

     Termination Date                 12.5%          0%

               3.1.2.2 CONVERSION PERIOD RESULTING FROM OPERATING LOSSES. If Guarantor's consolidated financial statements submitted to Bank pursuant to
SECTION 6.3.1 show Operating Losses for two (2) consecutive fiscal quarters or if Guarantor breaches the provisions of SECTION 4.1.4 of the Guaranty, then unless Bank in its sole and absolute discretion agrees otherwise the Conversation Date shall automatically occur and the Conversion Period shall automatically commence, effective as of the first day of the first Calendar Month immediately following the second such fiscal quarter. If the Conversion Date occurs and the Conversion Period commences pursuant to this SECTION 3.1.2.2, then from and after the Conversion Date, the Commitment Amount in effect as of the Conversion Date shall be reduced on the first day of each quarter-annual period by a percentage of such Commitment Amount as follows:

                                   Percentage     Percentage
                                   of Commitment  of Commitment
     Period                        Reduction      Remaining
     ------                        -------------  -------------

     3 Calendar Months after
      Conversion Date                   5%           95%

     6 Calendar Months after
      Conversion Date                   5%           90%

     9 Calendar Months after
      Conversion Date                   9%           81%

     12 Calendar Months after
      Conversion Date                   9%           72%

     15 Calendar Months after
      Conversion Date                   9%           63%

     18 Calendar Months after
      Conversion Date                   9%           54%

     21 Calendar Months after
      Conversion Date                   9%           45%

     24 Calendar Months after
      Conversion Date                   9%           36%

     27 Calendar Months after
      Conversion Date                   9%           27%

     30 Calendar Months after
      Conversion Date                   9%           18%

     33 Calendar Months after
      Conversion Date                   9%            9%

     Termination Date                   9%            0%

               3.1.2.3 CONVERSION PERIOD RESULTING FROM OTHER BREACHES BY GUARANTOR. If Guarantor breaches the Financial Covenant (except for a breach that are results solely from accounting changes) or the Covenant Relating to Other Debt and such breach continues uncured for ninety (90) days, then unless Bank in its sole and absolute discretion agrees otherwise the Conversation Date shall automatically occur and the Conversion Period shall automatically commence, effective as of the first day of the first Calendar Month immediately following the time period to which the breach relates. If the Conversion Date occurs and the Conversion Period commences pursuant to this SECTION 3.1.2.3, then from and after three (3) Calendar Months after the Conversion Date, the Commitment Amount in effect as of the Conversion Date shall be reduced on the first day of each quarter-annual period by a percentage of such Commitment Amount as follows:
                                   Percentage     Percentage
                                   of Commitment  of Commitment
     Period                        Reduction      Remaining
     ------                        -------------  -------------

     3 Calendar Months after
      Conversion Date                   5%             95%

     6 Calendar Months after
      Conversion Date                   10%            85%

     9 Calendar Months after
      Conversion Date                   10%            75%

     12 Calendar Months after
      Conversion Date                   15%            60%

     15 Calendar Months after
      Conversion Date                   15%            45%

     18 Calendar Months after
      Conversion Date                   15%            30%

     21 Calendar Months after
      Conversion Date                   15%            15%

     Termination Date                   15%             0%

               3.1.3 VOLUNTARY REDUCTIONS IN COMMITMENT AMOUNT. At any time, Borrowers may elect to reduce the Commitment Amount in such amounts as Borrowers may designate; PROVIDED, HOWEVER, Borrowers shall have provided Bank written notice of Borrowers' desire to reduce the Commitment Amount, and Borrowers shall have paid to Bank any amount payable pursuant to SECTION 3.7 after giving effect to the reduction in the Commitment Amount.

     3.2  LETTER OF CREDIT.

          3.2.1 ISSUANCE OF LETTER OF CREDIT. Subject to the terms and conditions of this Agreement and the applicable Letter of Credit Agreement and subject to the policies, procedures, and requirements of Bank in effect from time to time for issuance of Letters of Credit (including, without limitation, payment of Bank's standard letter of credit fees), Bank agrees to issue, on or before the Termination Date, Letters of Credit in connection with upon request by and for the account of any Borrower, provided that Borrower has delivered to Bank a completed and executed Letter of Credit Agreement, and provided further that the date that is the Standard Number of Days after the last date for payment of drafts drawn or drawn and accepted under the requested Letter of Credit is at least thirty-one (31) days before the scheduled Termination Date. The terms of any Letter of Credit Agreement will not be inconsistent with the terms of this Agreement. Each reference in this Agreement to "issue" or "issuance" or other forms of such words in relation to the Letter of Credit shall also include any extension or renewal of the Letter of Credit. Upon occurrence of an Event of Default or an Unmatured Event of Default, Bank, in its absolute and sole discretion and without notice, may suspend the commitment to issue any Letters of Credit. In addition, upon occurrence of an Event of Default, Bank, in its absolute and sole discretion and without notice, may terminate the commitment to issue any Letters of Credit.

          3.2.2 ISSUANCE PROCEDURE. To obtain a Letter of Credit, Borrower shall complete and execute a Letter of Credit Agreement and submit it to the letter of credit department of Bank. Upon receipt of a completed and executed Letter of Credit Agreement, Bank will process the application in accordance with the policies, procedures, and requirements of Bank then in effect. If the application meets the requirements of Bank and is within the policies of Bank then in effect but does not contradict this Agreement, and meets the regulatory requirements applicable thereto, Bank will issue the requested Letter of Credit. The Letter of Credit Subcommitment amount will not be part of any A&D Budget or any Unit Budget. Until the Letter of Credit expires or is drawn in full, and any drafts drawn or drawn and accepted under the Letter of Credit are paid in full, the Letter of Credit Subcommitment amount will be deemed to be an Advance, and will be subject to the restrictions and limitations set forth in this Agreement that relate to Advances; PROVIDED that such Advance will not bear interest except to the extent of any drafts drawn or drawn and accepted under the Letter of Credit.

          3.2.3 REIMBURSEMENT OF BANK FOR PAYMENT OF DRAFTS DRAWN OR DRAWN AND ACCEPTED UNDER THE LETTER OF CREDIT. The obligation of the applicable Borrower to reimburse Bank for payment by Bank of drafts drawn or drawn and accepted under a Letter of Credit shall be as provided in the Letter of Credit Agreement. Bank will notify the applicable Borrower of payment by Bank of a draft drawn or drawn and accepted under a Letter of Credit and of the Reimbursement Amount and will give such Borrower the election (i) to pay the Reimbursement Amount pursuant to Letter of Credit Agreement or (ii) to pay the Reimbursement Amount by Bank making an Advance, subject to the terms and conditions herein and applying the proceeds of the Advance to pay the Reimbursement Amount. If such Borrower does not communicate to Bank its election within two (2) Business Days after notification by Bank of payment of the draft or acceptance, then such Borrower shall be deemed to have elected to pay the Reimbursement Amount by Bank making an Advance hereunder, provided that if the terms and conditions in this Agreement for a such Advance hereunder are not satisfied, such Borrower shall be deemed to have elected to pay the Reimbursement Amount pursuant to the Letter of Credit Agreement. The Advance to pay the Reimbursement Amount will be dated the date that Bank pays the respective draft or acceptance and will accrue interest from and after such date.

     If a Borrower is to pay the Reimbursement Amount pursuant to the Letter of Credit Agreement, such Borrower shall also pay to Bank interest on the Reimbursement Amount from and including the date Bank pays the respective draft or acceptance at the Variable Rate (as defined in the Note) until the Reimbursement Amount and such interest are paid in full, provided that if the Borrower fails to pay the Reimbursement Amount and accrued interest thereon within five (5) Business Days after notification by Bank to such Borrower of payment of the respective draft or acceptance, interest thereafter will accrue at the Default Rate (as such term is defined in the Note). Such interest shall be computed on the basis of a 360-day year and accrue on a daily basis for the actual number of days elapsed.

     Notwithstanding the above, if a Borrower elects or is deemed to have elected to pay the Reimbursement Amount pursuant to the Letter of Credit Agreement and fails to pay the Reimbursement Amount and interest thereon within five (5) Business Days after notification by Bank to such Borrower, Bank, in its absolute and sole discretion and without notice to such Borrower and regardless of whether the terms and conditions in this Agreement for such Advances are satisfied, may make an Advance under this Agreement in the amount of the Reimbursement Amount and accrued interest thereon and apply the proceeds of such Advance to pay the Reimbursement Amount and accrued interest.

     3.3  A&D SUBCOMMITMENT FACILITY.

          3.3.1 AGREEMENT TO MAKE ADVANCES. Subject to the terms and conditions of this Agreement, Bank agrees to make Advances to the applicable Borrower from time to time on or before the Termination Date with respect to A&D Projects owned by such Borrower that constitute Eligible Collateral, provided that with respect to A&D Unimproved Lot Projects, if the total costs, expenses, and fees in the construction contract(s) for A&D Improvements are less than total amount of the A&D Budget (including the contingency items), Bank, in its absolute and sole discretion, may reduce the A&D Subcommitment Amount by such difference.

          3.3.2 AMOUNT OF A&D SUBCOMMITMENT. Unless otherwise agreed to by Bank in its sole and absolute discretion, the A&D Subcommitment amount will be:
(A) with respect to each A&D Project that is not located in California, the lesser of (i) seventy percent (70%) of the respective A&D Appraisal Review Market Value, or (ii) seventy percent (70%) of the respective A&D Total Costs; PROVIDED, HOWEVER, that if such A&D Project includes or is estimated to include more than 125 A&D Lots, then the percentages in clauses (i) and (ii) shall be reduced to sixty-five percent (65%); or (B) with respect to each A&D Project that is located in California, the lesser of (I) sixty-five percent (65%) of the respective A&D Appraisal Review Market Value, or (II) sixty-five percent (65%) of the respective A&D Total Costs; PROVIDED, HOWEVER, that if such A&D Project includes or is estimated to include more than 125 A&D Lots, then the percentages in clauses (I) and (II) shall be reduced to sixty percent (60%).

     3.4 REQUEST FOR LETTERS OF CREDIT AND ADVANCES. A Letter of Credit may be issued and Advances may be made by Bank to the applicable Borrower at the written request (in the form of a Draw Request) by the Person or Persons designated from time to time on Bank's form of signature authorization; PROVIDED, HOWEVER, that Bank shall have acknowledged receipt of any changes in the Person or Persons designated by such Borrower, and such Person or Persons shall have executed a new signature authorization form. Such Person or Persons are hereby authorized by each Borrower to request Advances not more frequently than one time per Business Day, and Letters of Credit Letters of Credit at any time, and to direct the disposition of the proceeds of Advances until written notice of the revocation of such authority is received from such Borrower by Bank and Bank has had a reasonable time to act upon such notice. Bank shall have no duty to monitor for any Borrower or to report to any Borrower the use of a Letter of Credit or proceeds of Advances. Bank shall not be required to make any requested Advance before two (2) Business Days after receipt of the Draw Request; PROVIDED,

HOWEVER, that if Bank receives the Draw Request before 3:00 p.m., Phoenix time, on a Business Day, then Bank will use its best efforts to make the requested Advance by noon, Phoenix time, on the following Business Day. Advances will be disbursed directly to the account of the Borrower that owns the Eligible Collateral, as directed by such Borrower; PROVIDED HOWEVER, that upon an Event of Default or an Unmatured Event of Default, Advances will be disbursed at Bank's option (A) directly to the account of the Borrower that owns the Eligible Collateral, (B) directly to Persons providing labor, materials, and service in connection with such Eligible Collateral, (C) directly to other Persons entitled to the funds, or (D) jointly to the applicable Borrower and the Persons described in (B) or (C).

     3.5  ADVANCES.

          3.5.1 PURPOSE OF FACILITY AND USE OF ADVANCES. Advances may be used by the applicable Borrower to pay interest and fees due under the Loan Documents, and to pay or reimburse costs, expenses, and fees actually incurred by such Borrower in connection with the construction of Units and A&D Projects owned by such Borrower constituting Eligible Collateral.

          3.5.2     DETERMINATION OF AMOUNT OF ADVANCES AND LIMITATIONS ON
ADVANCES.

               3.5.2.1 GENERAL DETERMINATION. The Available Commitment, the Maximum Allowed Advance, the A&D Collateral Value, the Unit Collateral Value, and the amount of each Advance shall be determined by Bank based upon: (i) the Borrowing Base Report and the Collateral Certificate most recently submitted by the applicable Borrower (adjusted to reflect Units sold, Reclassification Adjustments, Term Adjustments and other adjustments and limitations pursuant to this Agreement), and (ii) Bank's inspections made pursuant to SECTION 6.15 AND
6.20 (as such inspections may result in any adjustments to reflect any variance between (A) the Borrowing Base Report and the Collateral Certificate, and (B) the results of such inspections or other information available to Bank), and
(iii) such other information as Bank may reasonably require in order to verify such amounts. Advances will be made against Units and A&D Projects that constitute Eligible Collateral based on the respective Unit Collateral Values and A&D Collateral Values, not to exceed in any event the Maximum Allowed Advance.

               3.5.2.2 PERCENTAGE LIMITATIONS. Advances will be further subject to the following limitations, which shall be calculated with respect to each Borrowing Base Report:

          (a) The total outstanding Advances made against Custom Units shall not any time exceed four percent (4%) of the then applicable Commitment Amount.

          (b) The sum of (i) the aggregate of all A&D Subcommitment amounts relating to A&D Projects located in Arizona, plus (ii) the aggregate Unit Collateral Values for all Units located in Arizona, shall not at any time exceed fifty-five percent (55%) of the then applicable Commitment Amount.

          (c) The sum of (i) the aggregate of all A&D Subcommitment amounts relating to A&D Projects located in Colorado, plus (ii) the aggregate Unit Collateral Values for all Units located in Colorado, shall not at any time exceed eighty percent (80%) of the then applicable Commitment Amount.

          (d) The sum of (i) the aggregate of all A&D Subcommitment amounts relating to A&D Projects located in Nevada, plus (ii) the aggregate Unit Collateral Values for all Units located in Nevada, shall not at any time exceed forty-five percent (45%) of the then applicable Commitment Amount.

          (e) The sum of (i) the aggregate of all A&D Subcommitment amounts relating to A&D Projects located in California, plus (ii) the aggregate Unit Collateral Values for all Units located in California, shall not at any time exceed fifty-five percent (55%) of the then applicable Commitment Amount.

          (f) The aggregate amount of all A&D Subcommitment amounts shall not at any time exceed 26.66 percent (26.66%) of the then applicable Commitment Amount.

          (g) The aggregate of all A&D Subcommitment amounts relating to Eligible Collateral located in the same state shall not at any time exceed twenty percent (20%) of the then applicable Commitment Amount.

          (h) At least fifty percent (50%) of the total outstanding Advances must be made against Model Units and Presold Units (including Custom Units).

          3.5.3 TERM PERIOD. Each Unit and each A&D Project shall constitute Eligible Collateral only during the applicable Unit Term and A&D Project Term for such Unit and A&D Project set forth below; PROVIDED, HOWEVER, that in no event shall any Unit Term or any A&D Project Term extend beyond the Termination Date:

               3.5.3.1 PRESOLD UNITS. A Presold Unit may constitute Eligible Collateral for not more than twelve (12) Calendar Months from the date an Advance is first made against Eligible Collateral that includes such Presold Unit.

               3.5.3.2 SPEC UNITS. A Spec Unit may constitute Eligible Collateral for not more than twelve (12) Calendar Months from the date an Advance is first made against Eligible Collateral that includes such Spec Unit.

               3.5.3.2 MODEL UNITS. A Model Unit may constitute Eligible Collateral for not more than thirty-six (36) Calendar Months from the date an Advance is first made against Eligible Collateral that includes such Model Unit; PROVIDED, HOWEVER, (i) any Model Unit remaining as Eligible Collateral for more than twelve (12) Calendar Months from the date an Advance is first made against Eligible Collateral that includes such Model Unit shall be subject to a Term Adjustment for purposes of determining the applicable Maximum Allowed Advance;
(ii) any Model Unit remaining as Eligible Collateral for more than eighteen (18) Calendar Months from the date an Advance is first made against Eligible Collateral that includes such Model Unit shall be subject to a Term Adjustment for purposes of determining the applicable Maximum Allowed Advance; and (iii) any Model Unit remaining as Eligible Collateral for more than twenty-four (24) Calendar Months from the date an Advance is first made against Eligible Collateral that includes such Model Unit shall be subject to a Term Adjustment for purposes of determining the applicable Maximum Allowed Advance.

               3.5.3.4 A&D PROJECTS. An A&D Project may constitute Eligible Collateral for not more than thirty (30) Calendar Months from the A&D Eligibility Date for such A&D Project; PROVIDED, HOWEVER, (i) any A&D Project remaining as Eligible Collateral on the last day of the eighteenth (18th) Calendar Month after the A&D Eligibility Date for such A&D Project shall be subject to a Term Adjustment for purposes of determining the applicable Maximum Allowed Advance; (ii) any A&D Project remaining as Eligible Collateral on the last day of the twenty-first (21st) Calendar Month after the A&D Eligibility Date for such A&D Project shall be subject to a Term Adjustment for purposes of determining the applicable Maximum Allowed Advance; (iii) any A&D Project remaining as Eligible Collateral on the last day of the twenty-fourth (24th) Calendar Month after the A&D Eligibility Date for such A&D Project shall be subject to a Term Adjustment for purposes of determining the applicable Maximum Allowed Advance; (iv) any A&D Project remaining as Eligible Collateral on the last day of the twenty-seventh (27th) Calendar Month after the A&D Eligibility Date for such A&D Project shall be subject to a Term Adjustment for purposes of determining the applicable Maximum Allowed Advance; (v) any A&D Project remaining as Eligible Collateral on the last day of the thirtieth (30th) Calendar Month after the A&D Eligibility Date for such A&D Project shall be subject to a Term Adjustment for purposes of determining the applicable Maximum Allowed Advance.

          3.5.4 LIMITATION ON ELIGIBLE COLLATERAL. Borrower shall not be entitled to include in Eligible Collateral:

          (a) Spec Units in a single Subdivision that exceed (i) six (6) Spec Units, for Subdivisions in Arizona, (ii) eight (8) Spec Units, for Subdivisions in Colorado, (iii) six (6) Spec Units, for Subdivisions in Nevada, and (iv) ten (10) Spec Units, for Subdivisions in California;

          (b) an aggregate number of Spec Units exceeding forty percent (40%) of all Units that constitute Eligible Collateral;

          (c) more than four (4) Model Units in any Subdivision;

          (d) any Custom Units that are Model Units;

          (e) any A&D Unimproved Lot Project where ninety (90) days have lapsed since the A&D Eligibility Date without commencement of construction of the A&D Improvements;

          (f) any A&D Unimproved Lot Project where ninety (90) days have lapsed since the A&D Eligibility Date without recordation of a plat map satisfying the requirements in SECTION 6.21; or

          (g) any A&D Unimproved Lot Project where fifteen (15) Calendar Months have lapsed since the A&D Eligibility Date without completion of construction of the A&D Improvements.

In the event that Borrowers or a Borrower are in violation of the limitations set forth in this SECTION 3.5.4, upon notice thereof from Bank, Borrowers or the Borrower, as applicable, shall select and remove the affected Units or A&D Projects from Eligible Collateral until such limitations are no longer violated.

          3.5.5 CLASSIFICATION AND RECLASSIFICATION OF UNITS. Bank may classify or reclassify Units as to type from time to time, or change a Borrower's proposed classification of any and all Units, provided that such reclassified Unit meets the requirements set forth herein for that type of Unit. At any time a Unit is reclassified as to type, such reclassification shall give rise to a Reclassification Adjustment to the Maximum Allowed Advance applicable to such Unit. In no event shall a reclassification change the commencement date of any Unit Term.

          3.5.6 LIMITATIONS RELATING TO EACH BORROWER. The aggregate amount of Advances made against Units and A&D Projects owned by a single Borrower shall not exceed the Maximum Allowed Advances for all Units and A&D Projects owned by such Borrower.

          3.5.7     A&D BUDGET LIMITATIONS AND COVENANTS.

               3.5.7.1 GENERAL LIMITATION. The Maximum Allowed Advances for an A&D Project shall not exceed the A&D Subcommitment amount.

               3.5.7.2 BORROWER EQUITY. The Maximum Allowed Advances for an A&D Project will not include any amounts shown as "BORROWER EQUITY" in the A&D Budget.

               3.5.7.3 SPECIFIC LINE ITEM LIMITATIONS. In addition to the other limitations in this Agreement, with respect to A&D Unimproved Lot Projects, the following A&D Budget line items are subject to the following limitations:

                    3.5.7.3.1 The "ENGINEERING" line item includes the costs, expenses, and fees of site inspections and related activities by the Engineer. If the engineer that prepared the A&D Plans and Specifications is not an independent third party or is no longer under contract with the applicable Borrower, Bank shall determine, in its absolute and sole discretion, the value, pro rata or otherwise, that the A&D Plans and Specifications have contributed to the A&D Project and this value shall be the amount included in the A&D Budget in the "ARCHITECTURE AND ENGINEERING" line item.

                    3.5.7.3.2 The "APPROVALS AND PERMITS AND MUNICIPAL FEES" line item does not include costs, expenses, and fees included in other line items, for example, property and sales taxes.

                    3.5.7.3.3 The "BORROWER INSURANCE" line item does not include insurance included in other line items, for example, title insurance, contractor bonds, and contractor insurance.

                    3.5.7.3.4 The "LEGAL" line item, if any, is for costs, expenses, and fees of such Borrower's counsel and of Bank's in-house and outside counsel in documenting, negotiating, and closing the A&D Subcommitment. This line item does not include legal fees and costs and expenses relating to formation of any Borrower or Guarantor, the negotiation or preparation of any corporate or partnership agreements, documents, or instruments or the negotiation and preparation of any agreements with architects, contractors, and suppliers.

                    3.5.7.3.5 The "REAL ESTATE TAXES" line item includes all real estate taxes until the Termination Date and any optional extension thereof. Each Borrower hereby authorizes Bank to make Advances from time to time with respect to Eligible Collateral owned by such Borrower to pay real estate taxes as they become due if such Borrower is not paying such taxes and is not contesting such taxes in accordance with the Deed of Trust, and also authorizes Bank to make such payment directly to the taxing Governmental Authority. This authorization shall be irrevocable, and no further direction or authorization from any Borrower shall be necessary for Bank to make such Advances.

          3.5.8 FURTHER LIMITATIONS ON ADVANCES. In addition to the other terms, conditions, and limitations in this Agreement, Bank's obligation to make each Advance against Eligible Collateral that includes A&D Projects is subject to the following limitations:

               3.5.8.1 LAND ADVANCE. After the A&D Eligibility Date for an A&D Unimproved Lot Project, and until commencement of construction of the A&D Improvements and until recordation or filing of a plat in accordance with
SECTION 6.21, the Maximum Allowed Advance will be the amount set forth in the "LAND" line item.


               3.5.8.2 RETAINAGE. At Bank's option, Bank may not permit inclusion of the final ten percent (10%) of the original Maximum Allowed Advance for an A&D Unimproved Lot Project until Bank has inspected the A&D Project and deemed the A&D Improvements to be completed (subject to correction of minor punch list items), and until the Borrower that owns such A&D Project has delivered or caused to be delivered to Bank the following:

          (a) TITLE POLICY ENDORSEMENTS. Such additional endorsements to the Title Policy or such additional policies of title insurance with endorsements thereto as Bank may require, with a liability limit not less than the amount of the Title Policy issued by Title Company and with coverage and in form satisfactory to Bank in its absolute and sole discretion, insuring Bank's interest under the Deed of Trust as a valid first lien on the A&D Project, excepting only such items as Bank approves in writing and providing affirmative insurance therein against mechanics' liens, materialmen's liens, and claims or liens in the nature thereof on account of construction of the A&D Improvements.

          (b) NOTICE OF COMPLETION. If requested by Bank in its absolute and sole discretion, a notice of completion on Bank's approved form executed by Borrower and duly recorded in the county recorder's office where the A&D Project is located.

          (c) AS BUILT PLANS. If requested by Bank in its absolute and sole discretion, "AS-BUILT" plans and specifications of the A&D Improvements, showing the final plans and specifications of all A&D Improvements.

          (d) ACCEPTANCE BY GOVERNMENTAL AUTHORITIES. A letter of acceptance or its equivalent from each applicable Governmental Authority regarding completion of the A&D Improvements.

          (e) AFFIDAVITS AND CONSENTS. If requested by Bank in its absolute and sole discretion and if applicable, completed and executed copies of AIA Form G706 (Contractor's Affidavit of Payment of Debts and Claims), AIA Form G706A (Contractor's

     Affidavit of Release of Liens), and AIA Form G707 (Consent of Surety to Final Payment).

          (f) LIEN WAIVERS. If requested by Bank in its absolute and sole discretion, unconditional lien waivers on Bank's approved form from each Person that has recorded a preliminary notice of lien against the A&D Project and from each other Person that has supplied labor, materials, or services for the A&D Project.

               3.5.8.3 INFORMATION RELATING TO A&D BUDGETS. In connection with A&D Unimproved Lot Projects, the applicable Borrower will provide to Bank, upon Bank's request, (i) the actual costs, expenses, and fees incurred by such Borrower for labor and other work performed on the A&D Improvements and for materials incorporated in the A&D Improvements or suitably stored on the A&D Land as indicated by bills, invoices, receipts, statements, vouchers, or other written evidence satisfactory to Bank showing the costs, expenses, and fees incurred, (ii) the actual value of such labor, work, and materials, or (iii) the amounts allocated to such labor, work, and materials in the line items in the A&D Budget multiplied by the percentage of completion of such labor, work, and materials. Materials will be "suitably" stored on the A&D Land only if they are adequately stored and safeguarded to protect against theft and damage and, if required by Bank, are insured against loss, theft, and damage under insurance policies naming Bank as loss payee and complying with the requirements of
SECTION 6.7. Bank shall not be required to include in the calculation of A&D Collateral Value the cost of materials stored away from the A&D Land. However, Bank, in its absolute and sole discretion, may permit to be included in the A&D Collateral Value a portion of the costs of such materials if Bank has been provided with a perfected, first-priority security interest in such materials, has received evidence satisfactory to Bank that such materials are adequately stored at a suitable location agreed to by Bank and such Borrower and that all such materials are inventoried, clearly segregated from materials not to be used for the Improvements, identified, safeguarded, and, if required by Bank, insured against loss, damage, and theft (including, without limitation, while in transit) under insurance policies naming Bank as loss payee and complying with the requirements in SECTION 6.7.

               3.5.8.4 AMOUNT OF ADVANCES FOR SOFT COSTS. The portion of Maximum Allowed Advances attributable to "SOFT COSTS" line items in the A&D Budget shall be limited to the lesser of (i) the actual costs, expenses, and fees incurred by the applicable Borrower as indicated by bills, invoices, receipts, statements, vouchers, or other written evidence satisfactory to Bank showing the costs, expenses, and fees incurred, and (ii) the amounts allocated for such costs, expenses, and fees in the line items in the A&D Budget.

          3.5.9 DEFICIENCIES. If from time to time Bank makes an A&D Deficiency Determination, Bank's obligation to continue to include the A&D Project in Eligible Collateral may be suspended by Bank in its absolute and sole discretion until either (i) the applicable Borrower deposits into the applicable Cash Collateral Account funds from or for the benefit of the applicable Borrower in an amount equal to the respective A&D Deficiency Amount and such amount is disbursed as provided in this SECTION 3.5.9, or (ii) such Borrower delivers to Bank paid bills, invoices, receipts, statements, vouchers, or other written evidence satisfactory to Bank showing that such Borrower has paid from its own funds costs, expenses, and fees included in the A&D Budget in an amount equal to the A&D Deficiency Amount, or (iii) the A&D Subcommitment Amount and the amount of Advances available against the applicable A&D Land (as shown on the A&D Budget) is reduced by such A&D Deficiency Amount. Borrower shall either make such deposit of an A&D Deficiency Amount with Bank or deliver to Bank such paid bills, invoices, receipts, statements, vouchers or other written evidence, or notify Bank to make the reductions in clause (iii), within thirty (30) days after written notice by Bank to Borrower. All amounts deposited by Borrower with Bank shall be disbursed subject to the terms and conditions of this Agreement applicable to the making of Advances. Any such deposit by a Borrower shall be effective as an amendment of the A&D Budget. This SECTION 3.5.9 shall not affect or impair the requirements in SECTION 6.12.

          3.5.10 GENERAL. Anything in this SECTION 3 or the Loan Documents to the contrary notwithstanding, each Borrower agrees that no limitation on any Advances shall limit or otherwise change any Borrower's obligations and liabilities under this Agreement, that each Borrower shall remain obligated to pay all costs, expenses, and fees required to be paid by such Borrower pursuant to this Agreement and the other Loan Documents and the Environmental Agreements, and that each Borrower shall remain obligated to pay all costs, expenses, and fees now or hereafter arising in connection with acquisition, development, maintenance, occupancy, operation, and use of the Eligible Collateral owned by such Borrower and construction of the A&D Improvements and Units by such Borrower.

          3.5.11    RELEASES OF COLLATERAL.

               3.5.11.1 RELEASE OF CERTAIN COLLATERAL AT REQUEST OF BORROWER. So long as no Event of Default has occurred and is continuing, a Borrower may request releases of Units, Lots and A&D Lots from the lien and encumbrance of a Deed of Trust from time to time; PROVIDED, HOWEVER, Bank shall be under no obligation to release any Unit, Lot or A&D Lot unless each of the following conditions precedent is satisfied:

          (a) in the case of any Unit that is being released for the purpose of sale, (i) such Borrower shall have paid to

     Bank, from its own funds (including Net Sales Proceeds) and not from proceeds of Advances, the greater of (A) the applicable Maximum Allowed Advance or (B) the Net Sales Proceeds (PROVIDED, HOWEVER, that if the Lot or Unit to be released is not included in Eligible Collateral, such Borrower shall not be required to pay to Bank any amounts pursuant to this clause (i)); (ii) such Borrower shall have delivered to Bank a closing report pursuant to SECTION 6.3.3; and (iii) both before and after giving effect to such release and any payments to be made pursuant to CLAUSE (a)(i) of this sentence, the outstanding Advances do not exceed the Available Commitment or the portion of the Available Commitment attributable to Eligible Collateral owned by such Borrower, and such Borrower has made any payments then required pursuant to SECTION 3.7; or

          (b) with respect to releases of A&D Lots, such Borrower shall have paid to Bank, from the its own funds (including sales proceeds), either (i) if more than one A&D Lot in a single A&D Project is sold to a single purchaser (other than another Borrower), then the release price shall be the A&D Collateral Value DIVIDED BY the number of A&D Lots in the A&D Project then subject to Bank's Deed of Trust (including the A&D Lots to be released) MULTIPLIED BY the number of A&D Lots to be released MULTIPLIED BY either (A) 130% (for A&D Projects containing more than 150 A&D Lots) or by
     (B) 125% (for A&D Projects containing more than 100 A&D Lots, but not more than 150 A&D Lots) or by (C) 120% (for A&D Projects containing 100 or fewer A&D Lots); or (ii) for releases of individual A&D Lots or for releases of A&D Lots in connection with transfers to another Borrower, the release price shall be the A&D Collateral Value DIVIDED BY the number of A&D Lots in the A&D Project then subject to Bank's Deed of Trust (including the A&D Lot to be released) MULTIPLIED BY the number of A&D Lots to be released; and

          (c) with respect to releases of Lots or Units for purposes other than sale, both before and after giving effect to such release, the outstanding Advances do not exceed the Available Commitment and Borrower has made any payments required pursuant to SECTION 3.7; and

          (d) Borrower shall have paid Bank, from its own funds, the Release Fee identified in SECTION 1.

Any amounts paid to Bank under subparagraphs (a), (b) and (c) including, without limitation, Net Sales Proceeds, shall be applied to the outstanding principal balance of all Advances made with respect to Collateral owned by such Borrower, and if no unpaid Advances are then outstanding, for deposit into the Cash Collateral Account established with respect to such Borrower. Any amounts paid to Bank under subparagraphs (c) or (d) shall be applied against, and shall reduce, the A&D Subcommitment Amount and the A&D Collateral Value for such A&D Project.

     Notwithstanding the foregoing, if an Event of Default or Unmatured Event of Default has occurred and is continuing, a Borrower may request releases of Lots or Units or A&D Lots that are not included in Eligible Collateral from the lien and encumbrance of a Deed of Trust from time to time; PROVIDED, HOWEVER, Bank shall be under no obligation to release any Lot or Unit unless each of the conditions precedent set forth in subparagraphs (a) through (d) have been satisfied. For purposes of subparagraph (a)(i), such Borrower shall be required to pay to Bank, from its own funds (including Net Sales Proceeds) and not from proceeds of Advances, the greater of (I) the appraised value of such Lot or Unit or A&D Lot, as determined by Bank in its absolute and sole discretion, based on an appraisal provided by such Borrower to Bank, at such Borrower's expense, or
(II) the Net Sales Proceeds (if the release is requested in connection with a sale).

               3.5.11.2 MANDATORY RELEASES BY BORROWER. During the time periods set forth below, each Borrower shall satisfy the conditions for release set forth in SECTION 3.5.11.1 and obtain the release of, or remove from Eligible Collateral, the specified number of A&D Lots in each A&D Project. If a Borrower fails to obtain such releases or remove such A&D Lots from Eligible Collateral, then Bank in its absolute and sole discretion and without notice, may suspend or terminate the applicable A&D Subcommitment.

Months After A&D              Cumulative Lots to be
Approval Date                 Released
----------------              ----------------------

Last day of 15th
Calendar Month                0

Last day of 18th
Calendar Month                12% of original number of A&D Lots

Last day of 21st
Calendar Month                24% of original number of A&D Lots

Last day of 24th
Calendar Month                36% of original number of A&D Lots

Last day of 27th
Calendar Month                48% of original number of A&D Lots

Last day of 30th
Calendar Month                60% of original number of A&D Lots

After the last day
of the 30th Calendar
Month                         100% of original number of A&D Lots

               3.5.11.3 RELEASE OF FINANCING STATEMENTS. In connection with any release of Collateral by Borrower pursuant to this SECTION 3.5, Bank will execute and deliver to Borrower partial releases of Bank's financing statements as Borrower may reasonably request.

          3.5.12 EXTRAORDINARY EVENTS AFFECTING COLLATERAL. Upon the occurrence of any of the following events, Units or A&D Projects, as applicable, at any time constituting Eligible Collateral may be declared by Bank to no longer be Eligible Collateral:

               3.5.12.1 MATERIAL DAMAGE, DESTRUCTION, OR CONDEMNATION. Any Unit is materially damaged, destroyed, or becomes subject to any condemnation proceeding.

               3.5.12.2 DEFAULT REGARDING TITLE INSURANCE. Any Title Company fails to perform its obligations under the Tri-Party Agreement with respect to any Unit or A&D Project or the requirements of the Loan Documents for title insurance with respect to any Unit or A&D Project are not satisfied.

          3.5.13 ADVANCES DURING CONVERSION PERIOD. Borrowers may continue to request Advances and Letters of Credit during the Conversion Period. Such Advances may be made and such Letters of Credit may be issued by Bank pursuant to the terms and conditions of this Agreement; PROVIDED, HOWEVER,

          (a) If the Conversion Date occurs and the Conversion Period is commenced pursuant to SECTION 3.1.2.1, (i) a Borrower may not request Bank to approve any new A&D Projects after the first eighteen (18) Calendar Months of the Conversion Period, (ii) a Borrower may not request Bank to approve any new Subdivisions after the first twenty-four (24) Calendar Months of the Conversion Period, and (iii) a Borrower may not add any new Units to Eligible Collateral after the first twenty-seven (27) Calendar Months of the Conversion Period;

          (b) If the Conversion Date occurs and the Conversion Period is commenced pursuant to SECTION 3.1.2.2, (i) a Borrower may not request Bank to approve any new A&D Projects after the first six (6) Calendar Months of the Conversion Period, (ii) a Borrower may not request Bank to approve any new Subdivisions after the first eighteen (18) Calendar Months of the Conversion Period, and (iii) a Borrower may not add any new Units to Eligible Collateral after the first twenty-seven (27) Calendar Months of the Conversion Period; and

          (c) If the Conversion Date occurs and the Conversion Period is commenced pursuant to SECTION 3.1.2.3, (i) a Borrower may not request Bank to approve any new A&D Projects or any new Subdivisions after the first six
     (6) Calendar Months of the Conversion Period, and (ii) a Borrower may not add any new Units to Eligible Collateral after the first fifteen (15) Calendar Months of the Conversion Period.

     3.6 FEES. As additional consideration for the Commitment, each Borrower agrees to pay to Bank the following fees, from such Borrower's own funds, which shall be earned by Bank on the date due under the Loan Documents and shall be non-refundable to such Borrower:

          3.6.1     COMMITMENT FEES.

               3.6.1.1 QUARTERLY COMMITMENT FEE. On the date hereof and on the last day of each three (3) month period thereafter, Borrowers shall pay a Quarterly Commitment Fee at the rates set forth in SECTION 1 on the applicable portions of the Commitment Amount in effect in the upcoming three (3) month period, after giving effect to any reductions thereof pursuant to SECTIONS 3.1.2 and 3.1.3; PROVIDED HOWEVER, that each Borrower shall be responsible to pay a portion of such fee calculated as follows: the total fee DIVIDED by the number of Borrowers EQUALS the portion of the fee to be paid by each Borrower. For purposes of this SECTION 3.6.1.1, any reductions in the Commitment Amount pursuant to SECTIONS 3.1.2 and 3.1.3 shall be made first to the Upper $25,000,000.00 of the Commitment Amount. If the date hereof is a date other than the first day of a calendar quarter (I.E., January 1, April 1, July 1 or October 1), then on the date hereof Borrowers shall pay a Quarterly Commitment Fee at the rates set forth in SECTION 1 on the applicable portions of the Commitment Amount in effect in the upcoming calendar quarter plus the portion of a calendar quarter (if any) occurring between the date hereof and the first day of the first calendar quarter occurring after the date hereof.

               3.6.1.2 EXTENSION FEE. As a condition precedent to any extension of the Conversion Date (and without in any way obligating Bank to extend the Conversion Date, which is intended to be in the absolute and sole discretion of Bank), Borrowers shall pay to Bank a fee determined by Bank in its absolute and sole discretion; PROVIDED HOWEVER, that each Borrower shall be responsible to pay a portion of such fee calculated as follows: the total fee DIVIDED by the number of Borrowers EQUALS the portion of the fee to be paid by each Borrower.

          3.6.2 UNUSED COMMITMENT FEE. An Unused Commitment Fee computed at the rate per annum set forth in SECTION 1 on the unused portion of the Commitment Amount, calculated from the date hereof and payable monthly in arrears; PROVIDED HOWEVER, that each

Borrower shall be responsible to pay a portion of such fee calculated as follows: the total fee DIVIDED by the number of Borrowers EQUALS the portion of the fee to be paid by each Borrower. For each month (or portion thereof), the unused commitment fee shall be equal to (A) the Commitment Amount (as in effect at the beginning of such month) MINUS (B) the "average monthly outstandings" for the month (or portion thereof) with respect to which the Unused Commitment Fee is being computed, with the resulting number multiplied by (C) one-twelfth (1/12th) of the rate per annum set forth in SECTION 1. As used herein, "average monthly outstandings" means the sum of the outstanding amount of the Advances on each day during the month (or portion thereof for which the fee is being computed) with respect to which the Unused Commitment Fee is being computed, divided by the number of days in that month (or portion thereof). If the Unused Commitment Fee is being computed for less than a full month, the percentage used in clause (C) above shall be computed on a daily basis for the number of days for which the fee is being computed. Such fee shall continue to be payable monthly during the Conversion Period.

          3.6.3 PROCESSING FEE. A processing fee for the Bank's ongoing processing of Deeds of Trust in the amount specified in SECTION 1, payable monthly during the term of the Commitment by the fifteenth (15th) day of each Calendar Month. One-half of the processing fees for Colorado shall be paid by each Richmond Homes, Inc. I and Richmond Homes, Inc. II.

          3.6.4 ATTORNEYS' COSTS, EXPENSES, AND FEES. Attorneys costs, expenses, and fees for Bank's counsel as provided in the Loan Documents, the Guaranty and the Environmental Agreements, payable on or before the date hereof and during the term of the Advances, from time to time upon the presentation by Bank of statements therefor.

          3.6.5 APPRAISAL FEES, TITLE INSURANCE PREMIUM, AND OTHER COSTS, EXPENSES, AND FEES. Appraisal fees, appraisal review fees, title insurance premium, and other costs, expenses, and fees that each Borrower is obligated to pay pursuant to the Loan Documents, including, without limitation, all fees and costs associated with periodic inspections of the Eligible Collateral owned by such Borrower, in the amounts specified by Bank, payable on or before the date hereof, and monthly thereafter during the term of the Commitment by the fifteenth (15th) day of each Calendar Month.

     3.7 MANDATORY PREPAYMENTS. If for any reason at any time the outstanding principal amount of Advances exceeds the Available Commitment, or if the outstanding principal amount of Advances exceeds any of the limitations set forth in SECTIONS 3.5.2.2 OR 3.5.6, Borrowers or the applicable Borrower shall, within five (5) Business Days after notice from Bank, make a payment to Bank from the funds of the Borrower or Borrowers owning the affected

Collateral in an amount equal to such excess principal amount; PROVIDED, HOWEVER, that if such payment results from Bank's disapproval of Subdivision or an A&D Project pursuant to SECTION 4.2 OR SECTION 4.5 following preliminary approval, then the applicable Borrower shall have fifteen (15) calendar days after notice from Bank to make such payment. If Bank terminates an A&D Subcommitment pursuant to this Agreement, the applicable Borrower shall, within five (5) Business Days after notice from Bank, make a payment to Bank from its own funds all interest and principal, if any, owed to Bank in connection with such A&D Subcommitment.

4.   CONDITIONS PRECEDENT

     4.1 CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AGREEMENT AND TO THE EFFECTIVENESS OF THE COMMITMENT. This Agreement and the Commitment shall become effective only upon satisfaction of the following conditions precedent, in each case as determined by Bank in its absolute and sole discretion:

          4.1.1 REPRESENTATIONS AND WARRANTIES ACCURATE. The representations and warranties by Borrowers and Guarantor in the Loan Documents, the Environmental Agreements and the Guaranty are correct on and as of the date of this Agreement as though made on and as of each such date.

          4.1.2 DEFAULTS. No Event of Default or Unmatured Event of Default shall have occurred and be continuing.

          4.1.3. DOCUMENTS. Bank shall have received the following agreements, documents, and instruments and Environmental Agreements, each duly executed by the parties thereto and in form and substance satisfactory to Bank in its absolute and sole discretion:

               4.1.3.2 LOAN AND OTHER DOCUMENTS. The Loan Documents and Guaranty and financing statements and Environmental Agreements, which shall include all agreements, documents, and instruments specified by Bank.

               4.1.3.2 CORPORATION, LIMITED LIABILITY COMPANY, OR PARTNERSHIP DOCUMENTS. If a Borrower and/or Guarantor is a corporation, a limited liability company, or a partnership, certified copies of (i) resolutions of its board of directors or, if all members or all general partners do not sign the Loan Documents, Environmental Agreements and Guaranty, resolutions of the members of the limited liability company or partners of the partnership, as the case may be, authorizing such Borrower or Guarantor, as applicable, to execute, deliver, and perform its obligations under the Loan Documents, Environmental Agreements and Guaranty, and to grant to Bank the Liens and Encumbrances on the Collateral in the Loan Documents and certifying the names and signatures of the officer(s), member(s), manager(s), or partner(s), as the case may be, of the Borrower or Guarantor, as applicable, authorized to execute the Loan Documents, Environmental Agreements and Guaranty and, in the case of the Borrower, to request Advances on behalf of the Borrower, (ii) the certificate of incorporation and bylaws, limited liability company operating agreement, or partnership agreement, as the case may be, of the Borrower or Guarantor, as applicable, and all amendments thereto, (iii), if a Borrower and/or Guarantor is a general partnership or joint venture, the filed or recorded fictitious name certificate for the Borrower and/or Guarantor and all amendments thereto, (iv), if a Borrower and/or Guarantor is a limited partnership, the filed or recorded certificate of limited partnership of the Borrower and/or Guarantor and all amendments thereto, and (v) a certificate of good standing as a corporation, limited liability company, or limited partnership, as the case may be, from the jurisdiction of formation or organization of the Borrower and/or Guarantor, and (A) with respect to each Borrower, if such jurisdiction is not the State where the Eligible Collateral owned by such Borrower is located and where Borrower's principal office is located, or (B) with respect to Guarantor, if such jurisdiction is not the State where Guarantor's principal office is located, a certificate of qualification as a foreign corporation, limited liability company, or limited partnership, as the case may be, authorized to transact business in such foreign state.

               4.1.3.3 INSURANCE POLICIES. A certificate of insurance or other evidence thereof satisfactory to Bank, and at Bank's request, certified copies of the policies of insurance required under the Loan Documents.

               4.1.3.4 OPINION LETTER. A favorable opinion from a law firm representing Borrowers and Guarantor covering such matters as Bank may require.

               4.1.3.5 FINANCIAL STATEMENTS. Audited financial statements prepared by independent certified public accountants acceptable to Bank, including, without limitation, a balance sheet, cash flow statement, reconciliation of net worth, and a profit and loss statement, of Borrowers and Guarantor, for Borrowers' and Guarantor's three (3) most recent fiscal years.

               4.1.3.6 CONTRACTS. If requested by Bank, all executed contracts relating to design and construction of the Units between a Borrower and any other Person (including, without limitation, the architect and each contractor or subcontractor for labor, material, or services).

          4.1.4 COMPLETION OF FILINGS AND RECORDINGS. Bank shall have received evidence of the completion of all recordings and filings to establish or maintain the perfection and priority of the Liens and Encumbrances on the Collateral granted in the Loan

Documents and required by Bank to be in effect prior to the effectiveness of this Agreement and the Commitment.

          4.1.5 PAYMENT OF COSTS, EXPENSES, AND FEES. All costs, expenses, and fees to be paid by any Borrower under the Loan Documents and the Environmental Agreements on or before the effectiveness of this Agreement, the effectiveness of the Commitment, or the making of Advances shall have been paid in full, including, without limitation, applicable fees set forth in
SECTION 3.3.

          4.1.6 OTHER ITEMS OR ACTIONS. Bank shall have received such other agreements, documents, and instruments, and Borrowers and Guarantor shall have performed such other actions as Bank may reasonably require.

          4.1.7 TRI-PARTY AGREEMENT. If required by Bank, Bank shall have received a fully executed original of the Tri-Party Agreement.

     4.2 CONDITIONS PRECEDENT TO APPROVAL OF SUBDIVISIONS. Each Borrower may, from time to time, request Bank to approve additional Subdivisions. Approval of new Subdivisions shall be at Bank's absolute and sole discretion and Bank shall have no obligation to grant preliminary or final approval of any such Subdivisions. In any event, Bank will only consider approval of Subdivisions owned by such Borrower that are located in Arizona, California, Colorado and Nevada. Subdivisions approved by Bank shall receive either preliminary approval or final approval; Subdivisions will be deemed to be Eligible Collateral upon receipt of preliminary approval. In order for a Borrower to obtain preliminary approval, such Borrower shall have delivered to Bank the completed subdivision checklist and all other items described in this SECTION 4.2. If a Borrower receives preliminary approval of a Subdivision, and Bank neither approves nor disapproves Borrower's request for final approval within ninety (90) days after Bank grants preliminary approval, then Bank will be deemed to have granted final approval for the Subdivision. If Bank grants preliminary approval, but does not grant final approval, then the Subdivision shall be automatically removed from Eligible Collateral.

     When requesting consideration of a new Subdivision, a Borrower shall deliver to Bank a completed subdivision checklist in form and substance satisfactory to Bank, supported by such documentation as Bank may require, and each of the following conditions precedent shall have been satisfied in Bank's absolute and sole discretion, and each of the following deliveries shall have been approved by Bank in its absolute and sole discretion:

          4.2.1 PLAT AND/OR SURVEY. The Borrower shall have delivered to Bank one or more recorded plats, covering the Subdivision. Each plat must contain a legal description of the land covered by the plat, must describe and show all boundaries of and lot lines within such land, all streets and other dedications, and all easements affecting such land. In addition, if requested by Bank as a condition to final approval, Borrower shall provide Bank an ALTA survey for such Subdivision, in form and substance acceptable to Bank.

          4.2.2 CC&RS. The Borrower shall have provided Bank all CC&Rs, easements and other rights that exist or are contemplated with respect to the Subdivision.

          4.2.3 TYPES OF UNITS. The Borrower shall have provided Bank a description of the types of Units to be constructed within such Subdivision together with Unit Budgets for each such type of Unit, and a pro forma for the Subdivision in a form satisfactory to Bank showing such Borrower's expected profit from the Subdivision.

          4.2.4 UNIT BASE APPRAISALS. Bank shall have received and approved a Unit Base Appraisal with respect to each Custom Unit and each of the Unit types referred to in SECTION 4.2.3.

          4.2.5 LOT INFORMATION. The Borrower shall have provided Bank documentation relating to such Borrower's acquisition of Lots, including, without limitation, the identity of the seller of such Lots. The Borrower also shall have provided to Bank documentation establishing the acquisition price of such Lots, including, without limitation, a copy of the applicable Option Agreement or other agreement for purchase of such Lots, and settlement statements for Lots previously purchased. If any Lots in the Subdivision have been sold, the Borrower shall have provided to Bank the date of the first sale, and the number of sales to date.

          4.2.6 COMPLETION. Borrower shall have provided to Bank evidence that all offsite improvements in the Subdivision are complete and ready for use, that all permits for the use of the Subdivision required from any Governmental Authorities have been obtained, that all streets and other areas intended for public use have been appropriately dedicated, and that all homeowners' and property owners' associations have been established, or are in the process of being established.

          4.2.7 APPROVALS. The Borrower shall have provided to Bank evidence of appropriate zoning and existence of all approvals of Governmental Authorities and other third parties necessary to permit the construction and sale of Units in the Subdivision; including, without limitation, all applicable public reports, architectural committee approvals and any other approvals required under the CC&Rs.

          4.2.8 SOILS TESTS. At Bank's request, the Borrower shall have provided a soils test report prepared by a licensed soils engineer satisfactory to Bank showing the location of, and containing boring logs from, all borings, together with recommendations for the design of the foundations, paved areas and underground utilities for the Subdivision. At Bank's request, the Borrower shall also provide such soils test reports for individual Lots within each Subdivision as a condition to final approval.

          4.2.9 ENVIRONMENTAL ASSESSMENT. The Borrower shall have delivered to Bank a report of an environmental assessment (including a fifty (50) year chain of title review) of each Subdivision (or applicable phase thereof) addressed to Bank by an environmental engineer acceptable to Bank containing such information, results, and certifications as Bank may require, in its absolute and sole discretion, and dated not earlier than six (6) Calendar Months before the Borrower's request. Depending upon the results of the environmental assessment, the Borrower shall also provide such follow up testing, reports, and other actions as may be required by Bank in its absolute and sole discretion. The contents of the environmental assessment report and any follow up must be satisfactory to Bank in its absolute and sole discretion. If such reports are not addressed to Bank, the Borrower shall cause a reliance letter, in form and substance satisfactory to Bank, to be provided to Bank.

          4.2.10 ENVIRONMENTAL INDEMNITY. Borrower shall have delivered to Bank, Bank's form of environmental questionnaire, fully completed and duly executed by the Borrower. The answers to the questions in the questionnaire must be satisfactory to Bank.

          4.2.11 UTILITIES. The Borrower shall have provided to Bank evidence, which may be in the form of letters from local utility companies or local authorities, that (a) telephone service, electric power, storm sewer, sanitary sewer and water facilities are available to the Subdivision and to the boundary of each Lot therein; (b) such utilities are adequate to serve the Lots in such Subdivision and exist at the boundary of the Subdivision; and (c) no conditions exist to affect such Borrower's right to connect into and have adequate use of such utilities except for the payment of a normal connection charge or tap charges and except for the payment of subsequent charges for such services to the utility supplier.

          4.2.12 PRELIMINARY TITLE REPORT. The Borrower shall have provided to Bank a preliminary title report for the Subdivision, prepared by the Title Company, together with a legible copy of each Schedule B item requested by Bank.

          4.2.13 DRAINAGE; FLOOD REPORT. The Borrower shall have provided to Bank a drainage report by an engineer acceptable to Bank containing such information, results, and certifications as

Bank may require, in its absolute and sole discretion. The Borrower shall have provided to Bank evidence satisfactory to Bank, as to whether (a) the Subdivision is located in an area designated by the Department of Housing and Urban development as having special flood or mudslide hazards, and (b) the community in which the Subdivision is located is participating in the National Flood Insurance Program.

          4.2.14 DEED OF TRUST/MODIFICATION TO DEED OF TRUST. The Borrower shall have executed, delivered, acknowledged, and recorded a Deed of Trust covering the Subdivision; PROVIDED, HOWEVER, that if such Borrower does not own all Lots within a Subdivision or will acquire the Lots in the Subdivision under an Option Agreement, such Deed of Trust will only cover the Lots owned by such Borrower.

          4.2.15 TITLE INSURANCE. The Borrower shall have provided to Bank an American Land Title Association loan policy or policies of title insurance or an irrevocable and unconditional commitment to issue such policy or policies, or an endorsement to an existing title policy or policies in form satisfactory to Bank, issued by the Title Company and a commitment by the Title Company to issue disbursement endorsements at Bank's request insuring the Deed of Trust. Such policy or policies shall have a liability limit in an amount to be determined by Bank in its absolute and sole discretion shall provide coverage and otherwise be in form and substance satisfactory to Bank (including, without limitation, mechanic's lien coverage) insuring Bank's interest under the applicable Deed of Trust as a valid first lien on the property encumbered by the Deed of Trust. Such policy shall be accompanied by such reinsurance and co-insurance agreements and endorsements as Bank may require. Such policy must contain only such exceptions as are satisfactory to Bank and must have attached such endorsements as Bank may require.

          4.2.16 ASSESSMENTS, CHARGES, AND TAXES. For Impositions that Bank has approved in writing for payment in installments pursuant to the Deed of Trust, the Borrower shall have delivered to Bank evidence that such installments are current. For all other Impositions, the Borrower shall have delivered to Bank evidence that such Impositions have been paid in full.

          4.2.17 ASSIGNMENTS. The Borrower shall have delivered to Bank copies of the Unit Plans and Specifications and all contracts shall have been delivered to Bank relating to the construction of Units in the Subdivision.

          4.2.18 OTHER. The Borrower shall provide such other documents and information that Bank may reasonably request.

     4.3 ADDITIONAL CONDITIONS PRECEDENT TO THE INCLUSION OF EACH UNIT IN ELIGIBLE COLLATERAL. In addition to the conditions precedent for approval of a Subdivision, a Borrower may include and maintain a Unit in Eligible Collateral only if the following conditions precedent are satisfied, in each case as determined by Bank in its absolute and sole discretion.

          4.3.1 REPRESENTATIONS AND WARRANTIES ACCURATE. The representations and warranties by all Borrowers and Guarantor shall be correct in all material respects on and as of the date that each Unit becomes Eligible Collateral, as though made on and as of each such date, other than matters disclosed by Borrowers or Guarantor to Bank and approved by Bank in its absolute and sole discretion.

          4.3.2 DEFAULTS. No Event of Default shall have occurred and be continuing.

          4.3.3 SATISFACTION OF OTHER CONDITIONS. Borrowers or the applicable Borrower shall have satisfied the conditions precedent set forth in SECTIONS 4.1 AND 4.2; PROVIDED, HOWEVER, that with respect to Custom Units, Bank may in Bank's absolute and sole discretion require the applicable Borrower to satisfy some or all of the conditions precedent for approval of a Subdivision with respect to the Subdivision in which the Custom Unit is located.

          4.3.4 DOCUMENTS. Bank shall have received the following agreements, documents, and instruments, each duly executed by the parties thereto and in form and substance satisfactory to Bank in its absolute and sole discretion:

               4.3.4.1 UNIT BASE APPRAISAL. A Unit Base Appraisal for the type of Unit in question dated within 364 days of the date of the requested Advance and, if requested by Bank, an updated Unit Base Appraisal for the respective type of Unit. The Unit Base Appraised Value for the type of Unit shall have been approved by Bank in its absolute and sole discretion.

               4.3.4.2 UNIT BUDGET. If requested by Bank, a Specific Unit Budget for the respective Unit.

               4.3.4.3 UNIT PLANS AND SPECIFICATIONS. Unit Plans and Specifications for the respective type of Unit.

               4.3.4.4 PURCHASE CONTRACT. If such Unit is a Presold Unit, a copy of a Purchase Contract for such Unit if requested by Bank.

               4.3.4.5 DEED OF TRUST/MODIFICATION TO DEED OF TRUST. If the Lot on which the Unit is to be constructed has not previously been encumbered by a Deed of Trust, a Deed of Trust, duly executed, acknowledged, delivered and recorded. In addition, if the Lot on which the Unit is to be constructed has not previously been encumbered by a Deed of Trust, the Borrower shall provide a policy of title insurance, which policy shall have a liability limit in an amount to be determined by Bank in its absolute and sole discretion, and shall provide coverage and otherwise be in form and substance satisfactory to Bank (including, without limitation, mechanic's lien coverage) insuring Bank's interest under the applicable Deed of Trust as a valid first lien on the property encumbered by the Deed of Trust. Such policy shall be accompanied by such reinsurance and co-insurance agreements and endorsements as Bank may require. Such policy must contain only such exceptions as are satisfactory to Bank and must have attached such endorsements as Bank may require. Bank may accept such Deeds of Trust from time to time; however, Bank shall be under no obligation to accept and include in Eligible Collateral such Units or Lots proposed by any Borrower more frequently than twice in each Calendar Month.

               4.3.4.6 ASSESSMENTS, CHARGES, AND TAXES. Evidence that all real property taxes, assessments, water, sewer, and other charges levied or assessed prior to delinquency against the respective Lot which are then due and payable have been paid in the amount required.

               4.3.4.7 COMPLETION OF FILINGS AND RECORDINGS. Evidence of the completion of all recordings and filings to establish or maintain the perfection and priority of the Liens and Encumbrances on such Lot and Unit granted in the Loan Documents.

               4.3.4.8 CONTRACTS. If requested by Bank, all executed contracts relating to design and construction of the Unit between the Borrower and any other Person (including, without limitation, the architect and each contractor or subcontractor for labor, materials, or services).

          4.3.5 LIMITATIONS. After giving effect to the addition of such Unit to Eligible Collateral, the provisions of SECTIONS 3.5.2.2 AND 3.5.4 shall not have been violated.

          4.3.6 START OF CONSTRUCTION. The Unit shall have commenced construction and the foundation for the Unit shall have been completed.

          4.3.7 DISTRESSED IMPROVEMENT DISTRICTS. Any improvement or assessment district in which the Unit is located shall not (i) be insolvent under applicable law or subject to any bankruptcy or similar proceedings; or
(ii) directly or indirectly cause the Subdivision in which the Unit is to be built to be subject to any suspension, disqualification, or disapproval by FHA, FNMA, VA, FHLMC, or any similar governmental or quasi-governmental agency that originates, purchases, insures or guarantees home mortgage loans.

          4.3.8 OTHER ITEMS. The Borrower shall have provided to Bank such other agreements, documents, and instruments as Bank may reasonably require.

          4.3.9 OTHER ACTIONS. Borrowers and Guarantor have performed such other actions as Bank may reasonably require.

     4.4 ADDITIONAL CONDITIONS PRECEDENT TO ALL ADVANCES AGAINST ELIGIBLE COLLATERAL THAT INCLUDES UNITS. Bank shall be obligated to make Advances against Eligible Collateral that includes Units only upon satisfaction of the following additional conditions precedent, as determined by Bank in its absolute and sole discretion:

          4.4.1 REPRESENTATIONS AND WARRANTIES ACCURATE. The representations and warranties by Borrowers and Guarantor are correct in all material respects on and as of the date of such Advance, both before and after giving effect to such Advance, other than matters disclosed by Borrowers or Guarantor to Bank and approved by Bank in its absolute and sole discretion.

          4.4.2 DEFAULTS. No Event of Default or Unmatured Event of Default shall have occurred and be continuing on the date of such Advance, both before and after giving effect thereto.

          4.4.3 OTHER CONDITIONS PRECEDENT. Borrowers or the Borrower that owns the Units shall have satisfied all conditions precedent in SECTIONS 4.1,
4.2 AND 4.3.

          4.4.4 INSPECTION REPORT. Bank shall not have received written evidence from Bank's inspector(s) or from Bank's employee(s) performing inspections for Bank (i) that construction of each Unit constituting Eligible Collateral does not comply with the respective Unit Plans and Specifications in all material respects, and (ii) that the applicable Borrower has not completed each such Unit to the stage reported on the most recent Borrowing Base Report received by Bank.

          4.4.5 LOT LOCATION SURVEY. If requested by Bank in its absolute and sole discretion, the Borrower shall have obtained and delivered to Bank a lot location survey for any Unit or Units constituting Eligible Collateral.

          4.4.6 APPROVALS AND INSPECTIONS BY GOVERNMENTAL AUTHORITIES. If requested by Bank, all inspections and approvals by Governmental Authorities required for the stage of completion of each Unit shall have been obtained and Bank shall have received evidence thereof satisfactory to Bank, or shall have obtained such evidence upon inspection of the Subdivision.

          4.4.7 TITLE POLICY ENDORSEMENTS. If required by Bank in its reasonable discretion, Bank has received (i) such continuation endorsements and date-down endorsements to the Title

Policy, in form and substance satisfactory to Bank in its absolute and sole discretion, as Bank determines necessary to insure the priority of the Deed of Trust as a valid first lien on the Units as of the date of and including the amount covered by the requested Advance, or (ii) an unconditional, irrevocable written commitment by the Title Company to issue such endorsements. Borrower has furnished to the Title Company such surveys and other documents and information as Bank or the Title Company may require for the Title Company to issue such endorsements.

          4.4.8 PAYMENT OF COSTS, EXPENSES, AND FEES. All costs, expenses, and fees to be paid by any Borrower on or before the date of the Advance under the Loan Documents, the Environmental Agreement or the Guaranty have been paid in full.

     4.5 CONDITIONS PRECEDENT TO APPROVAL OF A&D PROJECTS. Each Borrower may, from time to time, request Bank to approve A&D Projects. Approval of new A&D Projects shall be at Bank's absolute and sole discretion and Bank shall have no obligation to grant preliminary or final approval of any A&D Projects. In any event, Bank will only consider approval of A&D Projects located in Arizona, California, Colorado and Nevada. A&D Projects approved by Bank shall receive either preliminary approval or final approval; A&D Projects will be deemed to be Eligible Collateral upon receipt of preliminary approval, which shall also be the A&D Eligibility Date. In order for a Borrower to obtain preliminary approval, such Borrower shall have delivered to Bank the items described in SECTIONS 4.5.1, 4.5.2(ii), 4.5.4, 4.5.5, 4.5.11 AND 4.5.21. If a Borrower
receives preliminary approval of an A&D Project and thereafter delivers to Bank all of the items and information described below and Bank neither approves nor disapproves Borrower's request for final approval of the A&D Project within ninety (90) days after the A&D Eligibility Date, then Bank will be deemed to have granted final approval of the A&D Project. If Bank grants preliminary approval, but does not grant final approval, then the A&D Project shall be automatically removed from Eligible Collateral.

     When requesting consideration of a new A&D Project, the Borrower shall deliver to Bank a completed A&D Project checklist in form and substance satisfactory to Bank, supported by such documentation as Bank may require, and each of the following conditions precedent shall have been satisfied in Bank's absolute and sole discretion, and each of the following deliveries shall have been approved by Bank in its absolute and sole discretion:

          4.5.1     APPRAISAL.  Bank shall have received a current A&D
Appraisal.

          4.5.2 PLAT OR SURVEY. The Borrower shall have delivered to Bank either (i) a recorded plat of the A&D Land containing a legal description of the A&D Land, describing and showing all boundaries of and lot lines within the A&D Land, and describing and showing all easements affecting the A&D Land, or (ii) a preliminary plat and a current survey of the A&D Land by a surveyor or civil engineer licensed in the State in which the A&D Land is located satisfactory to Bank stamped with the professional seal of the surveyor or civil engineer, satisfying the requirements for an American Land Title Association survey and such additional requirements as Bank may prescribe in its absolute and sole discretion.

          4.5.3 ENVIRONMENTAL ASSESSMENT. The Borrower shall have delivered to Bank a report of an environmental assessment (including a fifty (50) year chain of title review) of the A&D Project addressed to Bank by an environmental engineer acceptable to Bank containing such information, results, and certifications as Bank may require, in its absolute and sole discretion, and dated not earlier than six (6) Calendar Months before the Borrower's request. Depending upon the results of the environmental assessment, Borrower will also provide such follow up testing, reports, and other actions as may be required by Bank in its absolute and sole discretion. The contents of the environmental assessment report and any follow up must be satisfactory to Bank in its absolute and sole discretion. If such reports are not addressed to Bank, Borrower shall cause a reliance letter, in form and substance satisfactory to Bank, to be provided to Bank.

          4.5.4 ENVIRONMENTAL INDEMNITY. Borrower shall have delivered to Bank, Bank's form of environmental questionnaire, fully completed and duly executed by Borrower. The answers to the questions in the questionnaire must be satisfactory to Bank.

          4.5.5 DEED OF TRUST/TITLE POLICY. If the A&D Project has not previously been encumbered by a Deed of Trust, a Deed of Trust, duly executed by such Borrower, acknowledged, delivered and recorded. In addition, if the A&D Project has not previously been encumbered by a Deed of Trust, Borrower shall provide a policy of title insurance, which policy shall have a liability limit in an amount to be determined by Bank in its absolute and sole discretion, and shall provide coverage and otherwise be in form and substance satisfactory to Bank (including, without limitation, mechanic's lien coverage) insuring Bank's interest under the applicable Deed of Trust as a valid first lien on the property encumbered by the Deed of Trust. Such policy shall be accompanied by such reinsurance and co-insurance agreements and endorsements as Bank may require shall include a commitment by the Title Company to issue disbursement endorsements at Bank's request insuring the Deed of Trust. Such policy must contain only such exceptions as are satisfactory to Bank and must have attached such endorsements as Bank may require. Bank shall accept such Deeds of Trust as proposed by the Borrowers from time to time; notwithstanding the foregoing, Bank shall be under no obligation to accept into Eligible Collateral any such A&D Projects proposed by any individual Borrower more frequently than twice in each Calendar Month.

          4.5.6 DRAINAGE; FLOOD ZONE. The Borrower shall have provided to Bank a drainage report by an engineer acceptable to Bank containing such information, results and certifications as Bank may require, in its absolute and sole discretion. The Borrower shall have provided to Bank evidence satisfactory to Bank, as to whether (i) the A&D Land is located in an area designated by the United States Department of Housing and Urban Development as having special flood or mudslide hazards, and (ii) the community in which the A&D Land is located is participating in the National Flood Insurance Program.

          4.5.7 SERVICES. Evidence, which may be in the form of letters from local utility companies or local Governmental Authorities, that (i) telephone service, electric power, storm sewer, sanitary sewer, and water facilities are available to the A&D Project, (ii) such utilities are adequate to serve the A&D Project, (iii) such utilities exist at the boundary of the A&D Project, and (iv) no conditions exist to affect such Borrower's or any A&D Lot owner's right to connect to, to obtain, and to have adequate use of such utilities, except for the payment of a normal connection charge or tap charges and except for payment of subsequent charges for such services and utilities to the utility supplier.

          4.5.8 ASSESSMENTS, CHARGES, AND TAXES. For Impositions that Bank has approved in writing for payment in installments pursuant to the Deed of Trust, evidence that such installments are current. For all other Impositions, the Borrower shall have delivered to Bank evidence that they have been paid in full.

          4.5.9 SOILS TESTS. At Bank's request, the Borrower shall have provided a soils test report prepared by a licensed soils engineer satisfactory to Bank showing the locations of, and containing boring logs for, all borings, together with recommendations for the design of the paved areas, and underground utilities for the A&D Improvements.

          4.5.10 PLANS AND SPECIFICATIONS. The Borrower shall have provided the A&D Plans and Specifications.

          4.5.11    BUDGET.  The Borrower shall have provided the A&D Budget.

          4.5.12 CONSTRUCTION CONTRACTS. If requested by Bank, the Borrower shall have provided an executed contract for construction of the A&D Improvements between such Borrower and the A&D Contractor (if applicable).
Also, if requested by Bank, the Borrower shall have provided a certified copy of each construction subcontract, purchase agreement, architectural agreement, engineering agreement, and other agreements, documents, and instruments relating to construction of the A&D Improvements. The contract price in each such agreement, document, and instrument must be within the budgeted amount in the A&D Budget.

          4.5.13 BORROWER'S EQUITY. The Borrower shall have provided evidence that such Borrower has paid from its funds costs, expenses, and fees included in the A&D Budget equal to the total amount in the A&D Budget for the "BORROWER'S EQUITY." Alternatively, such Borrower has deposited into its Cash Collateral Account such "BORROWER'S EQUITY" amount from funds of such Borrower, which amount shall be subject to SECTION 3.5.9 as if such funds were a deposit with Bank of a Deficiency Amount.

          4.5.14 ZONING. The Borrower shall have provided evidence of final, appropriate zoning approval of the A&D Project and all other approvals of Governmental Authorities and other third parties necessary to permit the construction of the A&D Improvements, provided that the Borrower may not have obtained all of the approvals necessary for construction of the A&D Improvements to the extent such approvals are not yet necessary.

          4.5.15 PRELIMINARY TITLE REPORT. The Borrower shall have provided a preliminary title report for the A&D Project, prepared by the Title Company, together with a legible copy of each Schedule B item requested by Bank.

          4.5.16 DISTRESSED IMPROVEMENT DISTRICTS. Any improvement or assessment district in which the A&D Project is located shall not (i) be insolvent under applicable law or subject to any bankruptcy or similar proceedings; or (ii) directly or indirectly cause the A&D Project to be subject to any suspension, disqualification, or disapproval by FHA, FNMA, VA, FHLMC, or any similar governmental or quasi-governmental agency that originates, purchases, insures or guarantees home mortgage loans.

          4.5.17 PURCHASE DOCUMENTS. The Borrower shall have provided copies of the purchase agreement, settlement statement and other documentation relating to such Borrower's purchase of the A&D Project.

          4.5.18 CONSTRUCTION SCHEDULE. The Borrower shall have provided the construction schedule for the completion of the A&D Improvements.

          4.5.19 MARKETING INFORMATION. If available, the Borrower shall have provided marketing information with respect to the Units to be constructed on the A&D Project, including floor plans, square footage, anticipated absorption, estimated Unit mix, Unit cost breakdown, subdivision pro formas, number of Model Units, and plans for Model Units.

          4.5.20 PRO FORMA CASH FLOW. The Borrower shall have provided a pro forma balance sheet for the A&D Project, showing the projected cash flow from the A&D Project. Such pro forma will include information relating to the anticipated construction and sales time for Units to be built on the A&D Project, the types of Units to be constructed at the A&D Project, and the estimated cash flow and profit relating to the A&D Project.

          4.5.21 TERM SHEET. The Borrower and Bank shall have executed the A&D Term Sheet for the A&D Project.

          4.5.22 OTHER ITEMS. The Borrower shall have provided such other agreements, documents, and instruments as Bank may reasonably require.

          4.5.23 OTHER ACTIONS BY LOAN PARTIES. Borrowers and Guarantor have performed such other actions as Bank may reasonably require.

     4.6 ADDITIONAL CONDITIONS PRECEDENT TO ALL ADVANCES AGAINST ELIGIBLE COLLATERAL CONTAINING A&D PROJECTS. Bank shall be obligated to make Advances against Eligible Collateral that includes an A&D Project only upon satisfaction of the following additional conditions precedent, as determined by Bank in its absolute and sole discretion:

          4.6.1 REPRESENTATIONS AND WARRANTIES ACCURATE. The representations and warranties by Borrowers and Guarantor are correct in all material respects on and as of the date of such Advance, both before and after giving effect to such Advance, other than matters disclosed by a Borrower or Guarantor to Bank and approved by Bank in its absolute and sole discretion.

          4.6.2 DEFAULTS. No Event of Default or Unmatured Event of Default shall have occurred and be continuing on the date of such Advance, both before and after giving effect thereto.

          4.6.3 OTHER CONDITIONS. Borrowers or the Borrower that owns the A&D Project shall have satisfied the conditions precedent set forth in SECTIONS
4.1 AND 4.5.

          4.6.4 INSPECTION REPORT. Bank shall not have received written evidence from Bank's inspector(s) or from Bank's employee(s) performing inspections for Bank (i) that construction of the A&D Improvements does not comply with the respective A&D Plans and Specifications in all material respects, and (ii) that the applicable Borrower has not completed the A&D Improvements to the stage set forth on the most recent Borrowing Base Report.

          4.6.5 APPROVALS AND INSPECTIONS BY GOVERNMENTAL AUTHORITIES. If requested by Bank, all inspections and approvals by Governmental Authorities required for the stage of completion of the A&D Improvements shall have been obtained and Bank shall have received evidence thereof satisfactory to Bank, or shall have obtained such evidence upon inspection of the A&D Project.

          4.6.6 TITLE POLICY ENDORSEMENTS. If required by Bank in its absolute and sole discretion, Bank has received (i) such continuation endorsements and date-down endorsements to the Title Policy, in form and substance satisfactory to Bank in its absolute and sole discretion (including with limitation affirmative coverage as to mechanics' and materialmen's liens), as Bank determines necessary to insure the priority of the Deed of Trust as a valid first lien on the A&D Project as of the date of and including the amount covered by the requested Advance, or (ii) an unconditional, irrevocable written commitment by the Title Company to issue such endorsements. The applicable Borrower has furnished to the Title Company such surveys and other documents and information as Bank or the Title Company may require for the Title Company to issue such endorsements.

          4.6.7 PAYMENT OF COSTS, EXPENSES, AND FEES. All costs, expenses, and fees to be paid by any Borrower on or before the date of the Advance under the Loan Documents, the Environmental Agreement or the Guaranty have been paid in full.

     4.7 RIGHT TO WAIVE. Each Borrower hereby authorizes Bank, and Bank reserves the right in its absolute and sole discretion, to verify any documents and information submitted to Bank in connection with this Agreement. Bank may elect, in its absolute and sole discretion, to waive any of the foregoing conditions precedent. Any such waiver shall be limited to the condition(s) precedent therein and the requirements therein. Delay or failure by Bank to insist on satisfaction of any condition precedent shall not be a waiver of such condition precedent or any other condition precedent. The making of an Advance by Bank shall not be deemed a waiver by Bank of the occurrence of an Event of Default or an Unmatured Event of Default.

5.   BORROWER REPRESENTATIONS AND WARRANTIES.

     5.1 CLOSING REPRESENTATIONS AND WARRANTIES. Each Borrower represents and warrants to Bank as to itself and not as to any other Borrower, as of the date of this Agreement:

          5.1.1 CORPORATE, LIMITED LIABILITY COMPANY, OR PARTNERSHIP EXISTENCE AND AUTHORIZATION. If such Borrower is a corporation, a limited liability company, or a partnership, Borrower is validly existing, and in the case of a corporation or limited liability company is in good standing, under the laws of the jurisdiction of its formation or organization and has the requisite power and authority to execute, deliver, and perform the Borrower Loan Documents and the Environmental Agreements. The execution, delivery, and performance by such Borrower of the

                                       -52

Borrower Loan Documents and Environmental Agreements have been duly authorized by all requisite action by or on behalf of such Borrower and will not conflict with, or result in a violation of or a default under, the certificate of incorporation and bylaws, the limited liability company operating agreement, or the partnership agreement of such Borrower, as the case may be. Such Borrower is qualified to do business as a foreign corporation, limited liability company, or partnership, as the case may be, and in the case of a corporation or limited liability company is in good standing, under the law of the each state where such Borrower is doing business.

          5.1.2 NO APPROVALS, ETC. No approval, authorization, bond, consent, certificate, franchise, license, permit, registration, qualification, or other action or grant by or filing with any Person is required in connection with the execution, delivery, or performance by such Borrower of the Borrower Loan Documents or Environmental Agreements, which has not already been obtained.

          5.1.3 NO CONFLICTS. The execution, delivery, and performance by such Borrower of the Borrower Loan Documents and the Environmental Agreements will not conflict with, or result in a violation of or a default under: any applicable law, ordinance, regulation, or rule (federal, state, or local); any judgment, order, or decree of any arbitrator, other private adjudicator, or Governmental Authority to which such Borrower is a party or by which such Borrower or any of the assets or property of such Borrower is bound; any of the Approvals and Permits; or any agreement, document, or instrument to which such Borrower is a party or by which such Borrower or any of the assets or property of such Borrower is bound.

          5.1.4 EXECUTION AND DELIVERY AND BINDING NATURE OF DOCUMENTS. The Borrower Loan Documents and the Environmental Agreements have been duly executed and delivered by or on behalf of such Borrower. The Borrower Loan Documents and the Environmental Agreements are legal, valid, and binding obligations of such Borrower, enforceable in accordance with their terms against such Borrower, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, or similar laws and by equitable principles of general application.

          5.1.5     ACCURATE INFORMATION.

               5.1.5.1 FINANCIAL STATEMENTS. All information in any loan application, financial statement, certificate, or other document, and all other information delivered by or on behalf of such Borrower to Bank in obtaining the Commitment is correct and complete in all material respects as of the date thereof, and there are no omissions therefrom that result in any such information being materially incomplete, incorrect, or misleading as of the date thereof. All financial statements heretofore delivered to Bank by Borrower were prepared in accordance with the requirements in SECTION 1 and accurately present the financial conditions and results of operations as at the dates thereof and for the periods covered thereby in all material respects. The fiscal year of such Borrower is as set forth in SECTION 1.

               5.1.5.2 MATERIAL ADVERSE CHANGE. There has been no Material Adverse Change relative to such Borrower since the date of any information provided to Bank pursuant to SECTION 5.1.5.1.

          5.1.6 PURPOSE OF ADVANCES. The purpose of Advances is a business purpose and not a personal, family, or household purpose.

          5.1.7 LEGAL PROCEEDINGS; HEARINGS, INQUIRIES, AND INVESTIGATIONS. Except as disclosed to Bank in writing prior to the date of this Agreement, (i) no legal proceeding is pending or, to best knowledge of Borrower, threatened before any arbitrator, other private adjudicator, or Governmental Authority to which such Borrower is a party or by which such Borrower or any assets or property of such Borrower may be bound or affected that if resolved adversely to such Borrower could result in a Material Adverse Change and (ii) no hearing, inquiry, or investigation relating to such Borrower or any assets or property of such Borrower is pending or, to the best knowledge of such Borrower, threatened by any Governmental Authority that if resolved adversely to such Borrower could result in a Material Adverse Change (other than in connection with customary zoning, platting, and building inspection corrections).

          5.1.8 NO EVENT OF DEFAULT OR UNMATURED EVENT OF DEFAULT. No Event of Default and no Unmatured Event of Default has occurred and is continuing.

          5.1.9 APPROVALS AND PERMITS; ASSETS AND PROPERTY. Such Borrower has obtained and there are in full force and effect all Approvals and Permits necessary for the conduct of the business of said Borrower, provided that Borrower may not have obtained all of the Approvals and Permits necessary for construction of Units or A&D Improvements to the extent such Approvals and Permits are not yet necessary. Such Borrower owns, leases, or licenses all assets and property necessary for conduct of the business and operations of Borrower (including, without limitation, any Option Agreement). The Eligible Collateral owned by such Borrower not subject to any Liens and Encumbrances, other than the Permitted Exceptions.

          5.1.10 TAXES. Such Borrower has filed or caused to be filed all tax returns (federal, state, and local) required to be filed by such Borrower and has paid all taxes and other amounts shown thereon to be due (including, without limitation, any interest or penalties).

          5.1.11 ERISA. Such Borrower and Guarantor are in compliance with ERISA. No Reportable Event or Prohibited Transaction (as defined in ERISA) or termination of any plan has occurred and no notice of termination has been filed with respect to any plan established or maintained by such Borrower or Guarantor and subject to ERISA. Neither such Borrower nor Guarantor has incurred any material funding deficiency within the meaning of ERISA or any material liability to the Pension Benefit Guarantee Corporation in connection with any such plan established or maintained by such Borrower or Guarantor. Neither such Borrower nor Guarantor is a party to any Multiemployer Plan (as defined in ERISA).

          5.1.12 COMPLIANCE WITH LAW. Other than noncompliance with applicable building and/or land use development codes which is not unusual and is correctable by such Borrower and without substantial expense, neither such Borrower nor the Eligible Collateral owned by such Borrower is in violation of any law, ordinance, regulation, or rule (federal, state, or local).

          5.1.13 UNIT BUDGETS AND PLANS AND SPECIFICATIONS. Each Unit Budget and Specific Unit Budget contains all costs, expenses, and fees anticipated to be incurred by such Borrower in connection with respective type of Unit. Each set of Unit Plans and Specifications and related working drawings are an accurate and complete description of the respective Unit type.

          5.1.14 BUDGETS, PLANS AND SPECIFICATIONS, AND CONSTRUCTION CONTRACT(S). Each A&D Budget contains all costs, expenses, and fees anticipated to be incurred by such Borrower in connection with acquisition of the A&D Land and construction of the A&D Improvements. The A&D Plans and Specifications and related working drawings are an accurate and complete description of the A&D Improvements. The construction contract(s) relating to the construction of the A&D Improvements provide for all work and materials anticipated to be necessary to construct and all payments necessary to pay for the construction of the A&D Improvements.

          5.1.15 ENVIRONMENTAL MATTERS. To the best of such Borrower's knowledge, neither such Borrower nor any of the Eligible Collateral owned by such Borrower is in violation of any Environmental Laws or subject to any existing, pending, or to such Borrower's knowledge any threatened investigation by any Governmental Agency under any Environmental Laws. Such Borrower hereby acknowledges that Bank has made a written request of such Borrower for information concerning the environmental condition of the Eligible Collateral owned by such Borrower, including, without limitation, (i) the presence, alleged presence or threatened presence, and (ii) the release, alleged release or threatened release, of Hazardous Substances on, under, in, from, or about the Project. Such Borrower hereby represents, warrants and certifies to Bank that such Borrower has no actual knowledge or notice of the presence, alleged presence, threatened presence, release, alleged release, or threatened release of Hazardous Substances on, under, in, from, or about the Eligible Collateral owned by such Borrower, except as has been disclosed to Bank in writing. As used herein, the term "release" has the meaning assigned to such term in any applicable state or federal law.

     5.2 REPRESENTATIONS AND WARRANTIES UPON REQUESTS FOR ADVANCES. Each request for an Advance shall be a representation and warranty by each Borrower to Bank that the representations and warranties by such Borrower in this SECTION 5 are correct and complete as of the date the Advance except as otherwise disclosed and that the conditions precedent in SECTION 4 are satisfied as of the date of the Advance.

     5.3 REPRESENTATIONS AND WARRANTIES UPON DELIVERY OF FINANCIAL STATEMENTS, DOCUMENTS, AND OTHER INFORMATION. Each delivery by a Borrower to Bank of financial statements, other documents, or information after the date of this Agreement (including, without limitation, documents and information delivered in obtaining an Advance) shall be a representation and warranty by such Borrower that such financial statements, other documents, or information is correct and complete in all material respects, that there are no material omissions therefrom that result in such financial statements, other documents, or information being materially incomplete, incorrect, or misleading as of the date thereof, and that such financial statements accurately present the financial condition and results of operations of such Borrower as at the dates thereof and for the periods covered thereby.

6. BORROWER AFFIRMATIVE COVENANTS. Until the Commitment terminates in full and the obligations under the Loan Documents and the Guaranty are paid and performed in full, each Borrower agrees that, unless Bank otherwise agrees in writing in Bank's absolute and sole discretion:

     6.1 CORPORATE EXISTENCE. Such Borrower shall continue to be validly existing, and in good standing, under the law of the jurisdiction of its organization or formation. If such Borrower is not formed or organized under the laws of each state where such Borrower is doing business, such Borrower shall continue to be qualified to do business as a foreign corporation, in good standing, under the law of each such state.

     6.2 BOOKS AND RECORDS; ACCESS BY BANK. Such Borrower will maintain a single, standard, modern system of accounting, in accordance with the requirements in SECTION 1 (including, without limitation, a single, complete, and accurate set of books and records of its assets, business, financial condition, operations, property, prospects, and results of operations) in accordance with GAAP. During business hours such Borrower will give representatives of Bank access to all assets, property, books, records, and documents of such Borrower and will permit such representatives to inspect such assets and property and to audit, copy, examine, and make excerpts from such books, records, and documents. Prior to the occurrence of an Event of Default, Bank shall provide reasonable prior notice of such inspections and shall conduct such inspections during normal business hours.

     6.3 INFORMATION AND STATEMENTS. Borrowers shall furnish to Bank each of the following, which shall be segregated for each Borrower and shall be cumulated for all Borrowers so as to include information for all Borrowers and all Eligible Collateral, as applicable:

          6.3.1 FISCAL PERIOD FINANCIAL STATEMENTS. As soon as available and in any event within the number of days set forth in SECTION 1 after the end of each fiscal period of Borrowers and Guarantor set forth in SECTION 1, except the last period in each fiscal year of Borrowers and Guarantor:

               6.3.1.1 STATEMENTS. Copies of the balance sheet of Borrowers and Guarantor as of the end of such fiscal period and statements of income and retained earnings and a statement of cash flow of Borrowers and Guarantor for such fiscal period and for the portion of the fiscal year of Borrowers and Guarantor ending with such fiscal period, all in reasonable detail, prepared in accordance with the requirements in SECTION 1, containing the certifications specified in SECTION 1, and signed on behalf of Borrowers and Guarantor by the person(s) named in SECTION 1. All such balance sheets shall set forth in comparative form figures for the preceding year end. All such income statements and statements of cash flow shall reflect current period and year-to-date figures.

               6.3.1.2 PROJECTION. Within forty-five (45) days after the end of each calendar quarter, a twelve (12) month projection of cash flow for Borrowers and Guarantor, in reasonable detail, prepared in accordance with the requirements in SECTION 1, and signed on behalf of Borrowers and Guarantor by the person(s) named in SECTION 1.

          6.3.2 ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within the number of days set forth in SECTION 1 after the end of each fiscal year of Borrowers and Guarantor, copies of the balance sheet of Borrowers and Guarantor as of the end of such fiscal year and statements of income and retained earnings and a statement of cash flow of Borrowers and Guarantor for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year of Borrower and Guarantor, all in reasonable detail and prepared in accordance with the requirements in SECTION 1, containing the certifications specified in SECTION 1. Borrowers' annual financial statements shall also be accompanied by Borrowers' consolidated budget and business plan for each of the upcoming fiscal year, and

Guarantor's annual financial statements shall also be accompanied by Guarantor's consolidated budget and business plan for each of the upcoming two (2) fiscal years, all in reasonable detail and containing such information as Bank may request. The consolidated budget and business plan shall be signed on behalf of Borrowers and Guarantor, as applicable, by the person(s) named in SECTION 1.

          6.3.3 CLOSING REPORT. On each Business Day, a report of all Unit sales closed on the previous Business Day, in form and substance satisfactory to Bank, which report shall be supported by settlement statements given to Bank within five (5) days thereafter relating to each Unit sale, together with a reconciliation of the most recently submitted Inventory Report and recalculation of Eligible Collateral after giving effect to such closings. For purposes of this SECTION 6.3.3, a sale will be deemed to have closed when the escrow agent for the sale has received all funds necessary to close the sale and pay to Bank all sums owed to Bank pursuant to SECTION 3.5.11 and is unconditionally prepared to record the deed conveying title to such Unit.

          6.3.4 COMPLIANCE CERTIFICATES. Monthly commencing on July 15, 1994 and on the fifteenth day of each Calendar Month thereafter, a certificate, in form and substance satisfactory to Bank, signed on behalf of each Borrower and Guarantor by the persons named in SECTION 1, stating that each Borrower and Guarantor is in compliance with all covenants, terms, and conditions applicable to each of Borrower and Guarantor under or pursuant to the Loan Documents, the Guaranty and the Environmental Agreements and that, to the best of their respective knowledge, neither any Borrower nor Guarantor are in default under or pursuant to any other Debt owing by any Borrower or Guarantor to any Person in a principal amount of $500,000.00 or more (including without limitation the Senior Notes), and disclosing any noncompliance therewith and describing the status of such Borrower's or Guarantor's actions to correct such noncompliance, if applicable.

          6.3.5 SALES AND INVENTORY REPORTS. As soon as the same are available and in any event within fifteen (15) days after the end of each Calendar Month, (i) a report showing sales and cancellation of sales of Units during the preceding Calendar Month, and (ii) a report showing (A) the inventory of completed Units as of the end of the preceding Calendar Month, and (B) Units in progress as of the end of the preceding Calendar Month. Such report shall contain such detailed information as Bank may reasonably require.

          6.3.6 GROSS PROFIT ANALYSIS. Within forty-five (45) days after the end of each calendar quarter, an analysis of gross profit for each Subdivision, as of the end of such calendar quarter, and cumulatively for the calendar year.

          6.3.7 BACKLOG REPORT. Within forty-five (45) days after the end of each calendar quarter, a backlog report, effective as of the end of such calendar quarter, reflecting the number of Units then under construction pursuant to contracts for sale, the anticipated delivery date of all such Units, and the aggregate value of such Units upon completion thereof.

          6.3.8 BORROWING BASE REPORT. Within fifteen (15) days after the end of each Calendar Month, a Borrowing Base Report in form and content satisfactory to Bank, showing for each Unit in Eligible Collateral, among other things, the following: (i) the street address of the Lot; (ii) the name of the Subdivision; (iii) the Lot number as indicated on the recorded plat of the Subdivision; (iv) the Unit plan type; (v) whether the Unit is a Presold Unit, a Spec Unit or a Model Unit and whether the Unit is also a Custom Unit; (vi) the Specific Unit Budget; (vii) percentage of completion; (viii) the Unit Base Appraised Value; (ix) the selling price of the Unit or the amount of the Purchase Contract, as applicable; (x) the date of the first Advance against the Unit in Eligible Collateral; (xi) the actual closing date of the sale of the Unit, if the Unit is a Presold Unit; (xii) the maximum Advance against the Unit based upon the stage of completion and the Maximum Allowed Advance for such Unit. With respect to A&D Projects, the Borrowing Base Report will also show whether the A&D Project is an Improved Lot Project or an Unimproved Lot Project. With respect to Unimproved Lot Projects, the Borrowing Base Report shall also set forth such information concerning construction of the A&D Improvements as Bank may require, including, without limitation, the status of construction of the A&D Improvements, a detailed breakdown of the costs of the various phases of construction of the A&D Improvements showing the amounts expended to date for such construction, an itemized estimate of the amount necessary to complete construction of the A&D Improvements in their entirety. Borrowers may submit a Borrowing Base Report no more than twice in a Calendar Month; each Borrowing Base Report shall be accompanied by a Collateral Certificate. Units and A&D Projects may be added as Eligible Collateral only upon receipt of the Borrowing Base Report and Collateral Certificate which include such Unit or A&D Project.

          6.3.9 COLLATERAL CERTIFICATE. Within fifteen (15) days after the end of each Calendar Month, a Collateral Certificate (which accompanies the Borrowing Base Report for such month) in form and substance satisfactory to Bank setting forth the following:

          (a)  the information required to be shown on the Borrowing Base
     Report;

          (b) the total number of Letter of Credit Subcommitments, and the amount of each Letter of Credit Subcommitment;


          (c) the total number of Presold Units, Spec Units, Model Units, Custom Units, A&D Unimproved Lot Projects and A&D Improved Lot Projects that constitute Eligible Collateral;

          (d) the A&D Collateral Value and the A&D Subcommitment amount for each A&D Project that constitutes Eligible Collateral;

          (e) the total value for all Collateral, including Eligible Collateral and Collateral that is not Eligible Collateral;

          (f) the amount of Loan proceeds that are available for Advances against Eligible Collateral based on the terms of this Agreement;

          (g) a statement that Borrowers are in compliance with the terms and conditions of the Loan Documents and the Environmental Agreements; and

          (h) a statement that Guarantor is in compliance with the Financial Covenant and the Covenant Relating to Other Debt.

          6.3.10 LAND HOLDINGS. Quarterly commencing on July 1, 1994 and within forty-five (45) days after the end of each quarter thereafter, a detailed schedule of all land owned by each Borrower and Guarantor, setting forth, without limitation, the location and book value of all such holdings.

          6.3.11 UNIT BUDGETS. On each anniversary of the date of this Agreement, and at such other time as requested by Bank, updated Unit Budgets.

          6.3.12 OTHER CONSTRUCTION INFORMATION. If requested by Bank in connection with each A&D Unimproved Lot Project:

     (i) A list of the names and addresses of all contractors, subcontractors, material suppliers, other vendors, artisans, and laborers performing work or providing materials or supplies for the A&D Project.

     (ii) Invoices or bills of sale for amounts included in the A&D Collateral Value for such A&D Project, and unconditional partial releases and waivers of lien (on forms approved by Bank) for all work performed and materials supplied payment for which was included in the A&D Collateral Value for such A&D Project.

     (iii) Evidence that any required inspection by any Governmental Authority having or exercising jurisdiction over all or any part of the A&D Project has been satisfactorily completed.

     (iv) Such other bills, invoices, receipts, statements, and other documents and information as Bank may require in order to substantiate the amount of the A&D Collateral Value and the appropriateness of including the A&D Project as Eligible Collateral under the terms and conditions of this Agreement.

          6.3.13 OTHER ITEMS AND INFORMATION. Such other information (including without limitation supporting schedules for financial statements) concerning any Borrower and Guarantor, the Project, and the assets, business, financial condition, operations, property, prospects, and results of operations of any Borrower and Guarantor as Bank reasonably requests from time to time. Promptly upon filing thereof, the applicable Borrower shall deliver to Bank copies of all reports and information filed by Guarantor with the Securities and Exchange Commission and any other government agency. Additionally, promptly upon request of Bank, the applicable Borrower shall deliver to Bank counterparts and/or conditional assignments as security of any and all construction contracts, receipted invoices, bills of sale, statements, conveyances, and other agreements, documents, and instruments of any nature relating to the Eligible Collateral owned by such Borrower or under which such Borrower claims title to any materials or supplies used or to be used in the Eligible Collateral. Also, in this regard, promptly upon request of Bank, each Borrower shall deliver to Bank a complete list of all contractors, subcontractors, material suppliers, other vendors, artisans, and laborers performing work or services or providing materials or supplies for the Eligible Collateral owned by such Borrower.

     6.4 LAW; JUDGMENTS; MATERIAL AGREEMENTS; APPROVALS AND PERMITS. Except for normal construction corrections occasioning temporary noncompliance which are corrected by the Borrower with diligence and without substantial expense, each Borrower shall comply with all laws, ordinances, regulations, and rules (federal, state, and local) and all judgments, orders, and decrees of any arbitrator, other private adjudicator, or Governmental Authority relating to such Borrower, the Eligible Collateral owned by the Borrower, or the assets, business, operations, or property of such Borrower; PROVIDED, HOWEVER, that such Borrower may, in good faith, contest the applicability of such matters to the extent such matters do not affect title to any Unit, Lot or Subdivision or the validity or enforceability of any Deed of Trust. Each Borrower shall comply in all material respects with all material agreements, documents, and instruments to which such Borrower is a party or by which Borrower, the Eligible Collateral owned by such Borrower, or any of the other assets or property of such Borrower is bound or affected. Each Borrower shall comply with all Requirements (including, without limitation, as applicable, requirements of the Federal Housing Administration and the Veterans Administration) and all conditions and requirements of all Approvals and Permits. Each Borrower shall obtain and maintain in effect from time to time all Approvals and Permits required for the business activities and operations then being conducted by such Borrower in the Subdivisions.

     6.5 TAXES AND OTHER INDEBTEDNESS. Except for (i) Involuntary Liens and Impositions being contested in accordance with the Deed of Trust, (ii) income taxes or franchise taxes for which no lien has been filed, which are contested in good faith and for which the applicable Borrower or Guarantor is maintaining adequate reserves, and (iii) Impositions that Bank has agreed in its absolute and sole discretion may be paid in installments as provided in the Deed of Trust, each Borrower shall pay and discharge (A) before delinquency all taxes, assessments, and governmental charges or levies imposed upon said Borrower, upon its income or profits, or upon any property belonging to it, (B) when due all lawful claims (including, without limitation, claims for labor, materials, and supplies), which, if unpaid, might become a Lien or Encumbrance upon any of the assets or property of such Borrower, other than such claims which such Borrower may contest pursuant to the terms and conditions of a Deed of Trust, and (C) all its other indebtedness.

     6.6 ASSETS AND PROPERTY. Each Borrower will maintain, keep, and preserve all of its assets and property (tangible and intangible) (including, without limitation, Eligible Collateral) necessary or useful in the proper conduct of their respective business and operations in good working order and condition, ordinary wear and tear excepted.

     6.7 INSURANCE. The following insurance shall be obtained and maintained and all related premiums shall be paid as they become due:

          6.7.1 PROPERTY. Insurance of the Eligible Collateral against damage or loss by fire, lightning, and other perils, on an all-risks basis, such coverage to be in an amount not less than the amount set forth in SECTION 1. During the period of construction of the Units or A&D Projects, such policy shall be written on an all-risks basis, with no coinsurance requirement, and shall contain a provision granting the insured permission to complete and/or occupy the Units or A&D Projects, as applicable.

          6.7.2 LIABILITY. Commercial general liability insurance protecting Borrowers and Bank against loss or losses from standard liability, including contractual liability, and arising from bodily injury, death, or property damage with a limit of liability of not less than the respective amounts specified in SECTION 1 per occurrence and general aggregate. Also, "UMBRELLA" excess liability insurance in an amount not less than the amount set forth in SECTION 1. Such policies must be written on an occurrence basis so as to provide blanket contractual liability, broad form property damage coverage, and coverage for products and completed operations. In addition, there shall be obtained and maintained business motor vehicle liability insurance protecting Borrowers and Bank against loss or losses from liability relating to motor vehicles owned, non-owned, or hired used by a Borrower with a limit of liability of not less than the amount set forth in SECTION 1 (combined single limit for personal injury (including bodily injury and death) and property damage).

          6.7.3 FLOOD. A policy or policies of flood insurance in the maximum amount of flood insurance available with respect to each Lot or Unit under the Flood Disaster Protection Act of 1973, as amended. This requirement will be waived with respect to a Unit upon presentation of evidence satisfactory to the Bank that no portion of the Unit in question is located within an area identified by the U.S. Department of Housing and Urban Development as having special flood hazards.

          6.7.4 WORKER'S COMPENSATION. Worker's compensation insurance, disability benefits insurance, and such other forms of insurance as required by law covering loss resulting from injury, sickness, disability, or death of employees of each Borrower. Borrowers shall cause each contractor and each subcontractor having employees located on or assigned to the Project to obtain and maintain this same coverage for all eligible employees.

          6.7.5 ADDITIONAL INSURANCE. Each Borrower shall obtain and maintain such other policies of insurance as Bank may reasonably request in writing.

          6.7.6 OTHER. All policies for required insurance shall be in form and substance satisfactory to Bank in its absolute and sole discretion. Such insurance may be carried under blanket policies, so long as such policy provides the coverage for each Unit as provided in SECTION 6.7.1 and otherwise complies with this SECTION 6.7. All required insurance shall be procured and maintained in financially sound and generally recognized responsible insurance companies selected by Borrowers and approved by Bank. Such companies must be authorized to write such insurance in the State where the Collateral is located. Each company shall be rated "A" or better by A.M. Best Co., in Bests' Key Guide, or such other rating acceptable to Bank in Bank's absolute and sole discretion.
All property policies evidencing required insurance shall name Bank as first mortgagee and loss payee. All liability policies evidencing required insurance shall name Bank as additional insured. The policies shall not be cancelable as to the interests of the Bank due to the acts of any Borrower or Guarantor. The policies shall provide for at least thirty (30) days prior written notice of the cancellation or modification thereof to Bank.

          6.7.7 EVIDENCE. A certificate and, if requested by Bank, a certified copy of each insurance policy or, if acceptable to Bank in its absolute and sole discretion, certificates of insurance evidencing that such insurance is in full force and effect, shall be delivered to Bank, together with proof of the payment of the premiums thereof. At least ten (10) days prior to the expiration of each such policy, Borrowers shall furnish Bank evidence that such policy has been renewed or replaced in the form of the original or a certified copy of the renewal or replacement policy or, if acceptable to Bank in its absolute and sole discretion, a certificate reciting that there is in full force and effect, with a term covering at least the next succeeding calendar year, insurance of the types and in the amounts required in this SECTION 6.7.

     6.8 ERISA. Each Borrower and Guarantor will fund each Defined Benefit Plan and Defined Contribution Plan (as such terms are defined in ERISA) established or maintained by such Borrower and Guarantor, as applicable, so that there is never an Accumulated Funding Deficiency (as defined in SECTION 412 of the Internal Revenue Code of 1986, as amended).

     6.9 UNIT BASE APPRAISALS. Bank shall have the right to order Unit Base Appraisals from time to time. Each Unit Base Appraisal is subject to review and approval by Bank and shall be accompanied by the following documents and information: (i) one (1) set of Unit Plans and Specifications for the type of Unit covered by the Unit Base Appraisal; (ii) the proposed sales price for the type of Unit; (iii) the final Unit Budget (or the estimated Unit Budget, if the final Unit Budget is not approved) for the type of Unit covered by the Unit Base Appraisal; (iv) mini floor plans, square footage, anticipated absorption, estimated unit mix, and number of models (by floor plan), all for the applicable Subdivision; and (v) a complete legal description of the specific lots in the Subdivision, together with applicable recording information.

     The Borrower that owns the appraised Units agrees, within fifteen (15) days after demand by Bank, to pay to Bank the cost and expense for such Unit Base Appraisals and a fee prescribed by Bank for review of each such Unit Base Appraisal by Bank. All FNMA appraisals or other appraisals of Units accepted by Bank that do not have a specific expiration date shall be updated at Bank's request. Based on the updated, respective Unit Base Appraised Value approved or determined by Bank in its absolute and sole discretion, Bank shall have the right to revise the Unit Collateral Values and/or Maximum Allowed Advances applicable to each type of Unit. If the outstanding principal amount of Advances exceeds the Available Commitment or exceeds the limitations in SECTION
3.5.2.2 or SECTION 3.5.6 as a result of such revision, then Borrower shall be required to make a mandatory prepayment to Bank pursuant to SECTION 3.7.

     6.10 A&D APPRAISALS. Bank shall have the right to order A&D Appraisals of the A&D Project from time to time, but not more frequently than once during any twelve (12) Calendar Month period. Each A&D Appraisal is subject to review and approval by Bank. The

Borrower that owns the appraised A&D Project agrees, within fifteen (15) days after demand by Bank, to pay to Bank the cost and expense incurred by Bank for such A&D Appraisals and a fee prescribed by Bank for review of each A&D Appraisal by Bank. Based on the updated, respective A&D Appraisal Review Market Value approved or determined by Bank in its absolute and sole discretion, Bank shall have the right to revise the A&D Collateral Values and/or A&D Subcommitment Amount applicable to such A&D Project. If the outstanding principal amount of Advances exceeds the Available Commitment or exceeds the limitations in SECTION 3.5.2.2 or SECTION 3.5.6 as a result of such revision, then Borrower shall be required to make a mandatory prepayment to Bank pursuant to SECTION 3.7.

     6.11 COMMENCEMENT AND COMPLETION OF A&D IMPROVEMENTS. The applicable Borrower shall cause construction of the A&D Improvements to be prosecuted and completed in good faith, with due diligence, and without delay subject to acts of God, labor strikes and other force majeure events beyond the reasonable control of such Borrower. The construction of the A&D Improvements shall be commenced no later than the Commencement Date set forth in the A&D Term Sheet and shall be fully completed on or before the Completion Date set forth in the A&D Term Sheet, except for correction of minor punch list items. Such Borrower shall obtain the issuance of a letter of acceptance or other equivalent from each applicable Governmental Authority regarding completion of the A&D Improvements and deliver a copy thereof to Bank within a reasonable time after the A&D Completion Date. Such Borrower shall cause the A&D Improvements to be constructed (i) in a good and workmanlike manner, (ii) in compliance with all applicable Requirements, and (iii), unless otherwise consented to by Bank in advance in writing in the absolute and sole discretion of Bank, in accordance with the A&D Plans and Specifications without material deviation and within the limitations of the A&D Budget. Upon demand by Bank, such Borrower shall correct any defect in the A&D Improvements or any material departure from any applicable Requirements or, to the extent not theretofore approved in writing by Bank, the A&D Plans and Specifications. Each Borrower understands and agrees that the inspection of the A&D Improvements by or on behalf of Bank, the review by Bank of A&D Draw Requests and related documents and information, the making of Advances by Bank, any actions by Bank under SECTION 6.15, and any other actions by Bank shall not be a waiver of Bank's right to require compliance with this
SECTION 6.11.

     6.12 CHANGE ORDERS. Without Bank's prior written consent in its absolute and sole discretion, a Borrower shall not (i) amend or modify the A&D Budget, or
(ii) make or permit any material amendments or modifications of the construction contract(s) for construction of the A&D Project, the A&D Plans and Specifications, or any other agreements, documents, or instruments relating to construction of the A&D Project. Notwithstanding the provisions of this SECTION 6.12, a Borrower shall not be required to obtain

Bank's consent to any individual amendment or modification of such construction contract(s), the A&D Plans and Specifications, or any other agreements, documents, or instruments relating to construction of the A&D Project if the result is an increase of the A&D Budget equal to or less $50,000.00. Regardless of whether Bank's consent to any such amendments or modifications is required under this Agreement, if any such modification or amendment creates an A&D Deficiency Amount, Borrower shall pay or deposit such Deficiency Amount or take such other action as provided in SECTION 3.5.9 and if any such funds are so deposited, then such funds will be disbursed by Bank as provided in SECTION 3.5.9.

     6.13 COMMENCEMENT AND COMPLETION OF UNITS. Each Borrower shall cause construction of its respective Units to be prosecuted and completed in good faith, with due diligence, and without delay subject to acts of God, labor strikes and other force majeure events beyond the reasonable control of such Borrower. A Borrower may commence construction of Units at any time. On or before the Unit Completion Date, (i) each Model Unit shall be completed, and
(ii) all other Unit types shall be completed through Stage 4 (as set forth in the definition of "Unit Collateral Value"). Each Borrower shall cause its respective Units to be constructed (i) in a good and workmanlike manner, (ii) in compliance with all applicable Requirements, and (iii), unless otherwise consented to by Bank in advance in writing in the absolute and sole discretion of Bank, in substantial accordance with the respective Unit Plans and Specifications. Upon demand by Bank, each Borrower shall correct any defect in its respective Units or any material departure from any applicable Requirements or, to the extent not theretofore approved in writing by Bank, the respective Unit Plans and Specifications. Each Borrower understands and agrees that inspection of the Units by or on behalf of Bank, the review by Bank of Draw Requests and related documents and information, the making of Advances by Bank, any actions by Bank under SECTION 6.15, and any other actions by Bank shall not be a waiver of Bank's right to require compliance with this SECTION 6.13. If Bank shall ever be required to complete the construction of any Units, whether occasioned by the occurrence of an Event of Default or for any other reason, any sums expended by Bank in constructing such Units shall be treated as Advances to the applicable Borrower hereunder and shall be deemed the legal, valid and binding obligations of such Borrower to Bank.

     6.14 TRI-PARTY AGREEMENT AND TITLE INSURANCE.

          6.14.1 TRI-PARTY AGREEMENT. Richmond Homes, Inc. I and Richmond Homes, Inc. II at all times shall cause the Title Company to comply with the Tri-Party Agreement. From and after termination of the Tri-Party Agreement, Richmond Homes, Inc. I and Richmond Homes, Inc. II shall at all times cause to be obtained Title Insurance in conformity with this Agreement and any agreements replacing the Tri-Party Agreement. Prior to the termination of the Tri-Party Agreement and so long as Title Company is not in violation thereof, Title Policies and endorsements issued pursuant to the Tri-Party Agreement shall satisfy SECTIONS 4.2.15 AND 4.3.4.5.

          6.14.2 TITLE INSURANCE CLAIMS. If Title Company pays any claims under any Title Policies, the applicable Borrower will take any and all action necessary to cause the total liability under the Title Policies to remain at or to be increased to the original liability notwithstanding the payment of such claim or claims, including without limitation, providing any supplemental Title Policies or endorsements or reinsurance agreements if requested by Bank, the cost of which shall be paid by such Borrower. Upon payment of any such claims, such Borrower will obtain and provide to Bank any and all documentation reasonably requested by Bank to ensure that the maximum coverage provided for hereunder shall not have been diminished as a result of the payment of such claims.

     6.15 RIGHTS OF INSPECTION; CORRECTION OF DEFECTS; AGENCY. Bank and its agents, employees, and representatives shall have the right at any time and from time to time to enter upon the Project in order to inspect the Project; PROVIDED, HOWEVER, any Person entering upon the Project shall observe and comply with the applicable Borrower's safety requirements. So long as no Event of Default has occurred and is continuing, Bank shall inspect each Unit and each A&D Project no less frequently than once in any calendar quarter; PROVIDED, HOWEVER, that if the results of any such inspection disclose (i) with respect to Units, errors in the information provided by the applicable Borrower with respect to Units that constitute, in the aggregate, three percent (3%) or more of the total Units owned by such Borrower that constitute Eligible Collateral, or (ii) with respect to A&D Projects, errors in the A&D Collateral Value provided by the applicable Borrower that exceed, in the aggregate, an amount equal to three percent (3%) of the total A&D Collateral Value for all A&D Projects owned by such Borrower that constitute Eligible Collateral, then Bank may, in is sole and absolute discretion, (A) increase the frequency of all inspections conducted with respect to all Units or A&D Projects, as applicable, that are Eligible Collateral, and/or (B) increase the frequency of all inspections conducted with respect to all Units and A&D Projects owned by the such Borrower.

     If Bank, in its judgment, determines that any materials or work do not conform with the respective Unit Plans and Specifications or the A&D Plans and Specifications, as applicable, in all material respects or with any applicable Requirements or are otherwise not in conformity with sound building practice, Bank shall have the right to stop the work (unless, with respect to any Unit, such Unit is removed from Eligible Collateral) and to order replacement or correction of any such materials or work regardless of whether or not such materials or work have theretofore been incorporated in the Units, regardless of whether Bank's representatives have previously inspected such work or materials, and regardless of whether Bank has previously made Advances to pay for such work or materials. The Borrower that owns the Unit or A&D Project shall promptly make such replacement or correction. Inspection by Bank or by Bank's inspectors of the A&D Project or the Units is for the sole purpose of protecting the security of Bank and is not to be construed as a representation by Bank that there has been compliance with the Unit Plans and Specifications or the A&D Plans and Specifications, the applicable Requirements or that the Units or A&D Projects are free of defects in materials or workmanship. Borrowers may make or cause to be made such other independent inspections as Borrowers may desire for their own protection.

     6.16 MISCELLANEOUS. Any inspections or determinations made by Bank or lien waivers, receipts, or other agreements, documents, and instruments obtained by Bank are made or obtained solely for Bank's own benefit and not in any way for the benefit or protection of any Borrower. Bank may accept and rely on any information from an architect, any other Person providing labor, materials, or services for Units or A&D Projects, Borrower, or any other Person as to labor or materials furnished or incorporated in the Units or the A&D Projects and the cost and payment therefor and as to all other matters relating to construction of the Units and the A&D Improvements without the necessity of verifying such information. Bank has no obligation to any Borrower or Guarantor to ensure compliance by contractor, engineer, or any other Person in carrying out construction of the Units or A&D Improvements.

     6.17 VERIFICATION OF COSTS. Bank shall have the right at any time and from time to time to review and verify all costs, expenses, and fees in each Unit Budget and each A&D Budget. Based on its review and verification of costs, expenses, and fees in each Unit Budget, Bank shall have the right to adjust any and all such budgeted amounts. Based on its review and verification of costs, expenses, and fees in the A&D Budget, Bank shall have the right to (i) reduce or increase the total amount of the A&D Collateral Value, or (ii) suspend or terminate Bank's approval of the A&D Budget, which action under (II) shall have the effect of the condition precedent for Advances in SECTION 4.5.11 not being satisfied. If any such action by Bank creates an A&D Deficiency Amount, Borrower shall pay or deposit such A&D Deficiency Amount or take such other action as provided in SECTION 3.5.9 and if any funds are so deposited, such funds will be disbursed by Bank as provided in SECTION 3.5.9.

     6.18 USE OF PROCEEDS OF ADVANCES. Each Borrower shall use proceeds of Advances only for the purposes described in SECTIONS 3.5.1 and 5.1.6.

     6.19 CROSS-COLLATERALIZATION. At Bank's request at any time and from time to time, each Borrower agrees to execute or obtain the execution of and deliver such additional agreements, documents, and instruments as Bank determines to be necessary or appropriate so that all Collateral provided by such Borrower shall also secure any or all (as determined by Bank) other obligations of such Borrower to Bank (so long as Bank One, Arizona, NA and its corporate successors are "Bank" under this Agreement) and/or so that any or all property, interests in property, and rights to property selected by Bank securing other obligations of such Borrower to Bank also secure the Obligations. Borrower agrees to pay all costs, expenses, and fees incurred by Bank in connection with any and all such cross-collateralization requests by Bank (including, without limitation, costs, expenses, and fees of Bank's attorneys).

     6.20 BANK'S INSPECTOR(S). Each Borrower agrees that during construction of Units and the A&D Improvements, Bank shall have the right to employ an outside inspector or inspectors who shall review as agent for Bank all construction activities undertaken in regard to Units and A&D Improvements and who shall prepare reports of such reviews. Alternatively, Bank may elect to have employees of Bank perform such reviews and prepare such reports. In addition, the employees of Bank will review the inspection reports of any outside inspector(s), will review Draw Requests, will perform other activities related to Draw Requests, and will perform other activities in administering and monitoring the Advances.

     6.21 PLAT MAP. In the event that a plat map of the A&D Land approved by Bank in its absolute and sole discretion is not recorded on or prior to the A&D Eligibility Date relating thereto, the Borrower that owns such A&D Land shall prepare and record a plat map of the A&D Land within ninety (90) calendar days after the A&D Eligibility Date, or such other day as Bank may approve in its absolute and sole discretion. Such plat map must comply with all Requirements and must be satisfactory in form and substance to Bank in its absolute and sole discretion. Such plat map must be approved by Bank prior to its being recorded. Prior to evaluation by Bank of the plat map for approval, such Borrower shall deliver to Bank such certifications, maps, surveys, and other documents and information as Bank requires. Also prior to approval of the plat map by Bank, such Borrower will deliver to Bank such title endorsements insuring the continued priority of the Deed of Trust after recording of the plat map as Bank may require. Within five (5) days after recording of the approved plat map, such Borrower shall notify Bank of the recording and shall deliver to Bank a copy of the recorded plat map. Such Borrower agrees to take such steps as Bank may require in (i) either re-recording the Deed of Trust or amending the Deed of Trust to reflect the new plat legal description, and (ii) obtaining an endorsement to the Title Policy to amend the legal description therein.

     6.22 FURTHER ASSURANCES. Each Borrower shall promptly execute, acknowledge, and deliver such additional agreements, documents, and instruments and do or cause to be done such other acts as Bank may reasonably request from time to time to better assure, preserve, protect, and perfect the interest of Bank in the Collateral of such Borrower and the rights and remedies of Bank under the Loan Documents and the Environmental Agreements.

     6.23 COSTS AND EXPENSES OF BORROWER'S PERFORMANCE OF COVENANTS AND SATISFACTION OF CONDITIONS. Each Borrower will perform all of its obligations and satisfy all conditions under the Loan Documents and the Environmental Agreements at its sole cost and expense.

     6.24 PAYMENT OF NET SALES PROCEEDS. Each Borrower shall, upon the closing of a sale of any Unit, pay to Bank from its own funds for application to the outstanding unpaid aggregate amount of Advances against Eligible Collateral owned by such Borrower, an amount equal to the Net Sales Proceeds from such Unit sale, and, if applicable, any Shortage. To the extent that such Net Sales Proceeds are held by Title Company or any other Person, such Borrower shall take all action requested by Bank to cause such Net Sales Proceeds to be paid directly to Bank. If a Borrower collects or receives any such Net Sales Proceeds, such Borrower will forthwith, upon receipt, transmit and deliver to Bank, in the form received, all cash, checks, drafts, chattel paper, and other instruments or writings for the payment of money (endorsed without recourse, where required, so that such items may be collected by Bank).

     6.25 CONSTRUCTION AND SALES RECORDS. Each Borrower shall, at all times, maintain complete and accurate records of its construction and sales activities and shall, upon prior notice thereof by Bank, permit Bank to review such records upon request by Bank at any time and from time to time during regular business hours. Such records shall include, without limitation, (i) any and all documents, instruments, contracts and agreements relating to the construction or sale of Units entered into by such Borrower with or for the benefit of purchasers, contractors, subcontractors, or other Persons, as applicable,
(ii) lien waivers and releases with respect to all construction in place,
(iii) requests for disbursement and vouchers submitted by contractors, subcontractors, or other Persons, and (iv) all permits, licenses and approvals necessary for the continuation and completion of construction.

7. BORROWER NEGATIVE COVENANTS. Until the Commitment terminates in full and the Obligations are paid and performed in full and such Borrower's obligations under the Environmental Agreements are paid and performed in full, each Borrower agrees that, unless Bank otherwise agrees in writing in Bank's absolute and sole discretion:

     7.1 CORPORATE RESTRICTIONS. Such Borrower shall not issue any capital stock or other securities in such Borrower or grant any option, right-of-first-refusal, warrant, or other right to purchase any capital stock or other securities in such Borrower (except to Guarantor or any Subsidiary of Guarantor). Such Borrower shall not be dissolved or liquidated. Such Borrower shall not amend, modify, restate, supplement, or terminate its certificate of incorporation or bylaws in any manner that would materially affect the validity or enforceability of the Obligations or such Borrower's obligations under the Environmental Agreements or such Borrower's ability to borrow hereunder, or that would materially impair any security for the Obligations. Such Borrower shall not reorganize itself or consolidate with or merge into any other corporation or permit any other corporation to be merged into such Borrower (except for (i) mergers of any Subsidiary of such Borrower into such Borrower pursuant to which such Borrower is the surviving entity, (ii) mergers of such Borrower into another Borrower, or (iii) mergers of such Borrower into Guarantor, and which do not in any event otherwise constitute an Event of Default).

     7.2 CHANGE IN OR REACQUISITION OF OWNERSHIP INTERESTS. In addition to any requirement in any other Loan Document, a Borrower will not repurchase any capital stock of such Borrower or any option, right-of-first refusal, warrant or other right to purchase any capital stock or other securities of such Borrower. In addition, a Borrower will not suffer to occur or exist, whether occurring voluntarily or involuntarily, after the date of this Agreement (i) any change in the legal or beneficial ownership of any capital stock of Borrower (except for changes which result in Guarantor having legal or beneficial ownership of such stock), (ii) any pledge, hypothecation, or transfer to any trust (including, without limitation, voting trusts) of any such stock, except as security for the Senior Notes, or (iii) any grant of a proxy with respect to such stock to any other Person, except in connection with the Senior Notes, without the prior written consent of Bank in its absolute and sole discretion.

     7.3 LIMITATION ON UPSTREAMING. Each Borrower will not, directly or indirectly, make any payment or transfer of funds or other consideration (including without limitation, any Dividend [as defined in the Guaranty], advances, or repayments of Debt) to Guarantor after an Event of Default shall have occurred and be continuing.

8. ADDITIONAL RIGHTS OF BANK. Bank shall have the following rights in addition to its other rights set forth in the Deed of Trust and in the other Loan Documents and the Environmental Agreements and the Guaranty, and Bank may, without notice to or demand upon any Borrower, without releasing any Borrower from any obligation under any of the Loan Documents and the Environmental Agreements and the Guaranty and in addition to and without waiving its other rights under the Deed of Trust and the other Loan Documents and the Environmental Agreements and the Guaranty:

          (a) WAIVER OF SECURITY. In accordance with California Code of Civil Procedure Section 726.5, as such Section may be amended from time to time, Bank may waive the security of the Deed of Trust and the other Loan Documents as to any parcel of the Project which is real property that is "environmentally impaired" or is an "affected parcel" (as such terms are defined in such Section), and as to any property which is personal property attached to such parcel, and thereafter exercise against the applicable Borrower, to the extent permitted by such Section 726.5, the rights and remedies of an unsecured creditor, including reduction of Bank's claim against any Borrower to judgment, and any other provisions of California Code of Civil Procedure Section 726.5(c), as such Section may be amended from time to time. Each Borrower hereby waives the provisions of California Code of Civil Procedure Section 726.5(c), as such Section may be amended from time to time, and acknowledges and agrees that this waiver was signed by such Borrower for good and valuable consideration, as such Borrower's informed and voluntary act. Each Borrower shall pay all expenses, costs and other amounts incurred by Bank in connection with any proceeding under California Code of Civil Procedure Section 726.5.

               (1) Each Borrower and Bank acknowledge that pursuant to California Code of Civil Procedure Section 726.5, Bank's rights under such Section are limited to instances in which such Borrower or any affiliate, agent, cotenant, partner or joint venturer of such Borrower either (i) caused, contributed to, permitted or acquiesced in the release (as defined in such Section 726.5) or threatened release of toxic or hazardous waste or waste products, or (ii) had actual knowledge or notice of such release or threatened release prior to the execution and delivery of this Agreement and failed to disclose such release or threatened release to Bank in writing after Bank's written request for information concerning the environmental condition of the Project, unless Bank otherwise obtained actual knowledge of such release or threatened release prior to the execution and delivery of this Agreement.

          (b) ENVIRONMENTAL CLAIMS. In accordance with California Code of Civil Procedure Section 736, as such Section may be amended from time to time, Bank may bring an action for breach of contract against the applicable Borrower for breach of any "environmental provision" (as such term is defined in such Section) made by each Borrower herein, in any other Loan Document, or in any Environmental Agreement for the recovery of damages (including attorneys' fees and costs) and/or for the enforcement of the environmental provision (including without limitation to recover all costs and expenses incurred by Bank in connection with any Remedial Work (as such term is defined in the Environmental Agreement and in the Deed of Trust)) without foreclosing the Deed of Trust judicially or nonjudicially or accepting a deed or assignment in lieu of foreclosure. Each Borrower agrees to pay to Bank, upon Bank's demand, all expenses, costs and other amounts incurred by Bank in connection with any such action under California Code of Civil Procedure Section 736.

          (c) ENVIRONMENTAL INSPECTIONS. Bank shall have all rights of a Bank under California Code of Civil Procedure Section 2929.5, as such Section may be amended from time to time. Each Borrower agrees to pay to Bank, upon Bank's demand, all expenses, costs and other amounts incurred by Bank in performing any inspection and/or testing for the purposes set forth in such Section 2929.5.

          (d) RIGHT TO APPOINTMENT OF A RECEIVER. Bank shall have all rights of a Bank under California Code of Civil Procedure Section 564, as such Section may be amended from time to time. The applicable Borrower agrees to pay to Bank, upon Bank's demand, all expenses, costs and other amounts incurred by Bank in connection with any appointment of a receiver under California Code of Civil Procedure Section 564.

9. BANK'S OBLIGATIONS TO BORROWER ONLY AND DISCLAIMER BY BANK. No Person, other than Borrowers and Bank, shall have any rights hereunder or be a third-party beneficiary hereof. Bank is not a joint venturer or a partner with any Borrower. Prior to an Event of Default and thereafter until Bank elects in writing to assume specific obligations of the applicable Borrower, Bank shall not be obligated to any Person providing labor, materials, or other services for the Project and payment of funds from Advances directly to any such Persons shall not give or be a recognition of any third-party beneficiary status.

10. PUBLICITY. Bank shall have the right, in accordance with applicable laws, to place one or more signs on the Lots and the A&D Projects at location(s) visible from public street(s) indicating that Bank has provided financing for the Project.

11. NO BROKERS. Except as disclosed by Borrower to Bank in writing prior to the date of this Agreement, each of Borrower and Bank represent and warrant to the other that it knows of no broker's or finder's fee due in respect of the transaction described in this Agreement and that it has not used the services of a broker or a finder in connection with this transaction.

12. PROVISIONS IN THE NOTE GOVERN THIS AGREEMENT. This Agreement is subject to certain terms and provisions in the Note, to which reference is made for a statement of such terms and provisions.

13. CHOICE OF LAW. Except as otherwise expressly provided in this Agreement, the parties agree and intend that this Agreement, and the respective rights and obligations of the parties hereto, shall be governed by and construed according to the internal laws of the State of Arizona (without regard to its conflict of laws principles). The parties agree and stipulate that this Agreement was negotiated primarily in Arizona, that this Agreement was executed, delivered and accepted by Bank in Arizona, all payments shall be made to Bank in Arizona, and that Arizona has a substantial relationship to the parties and to the underlying transaction contemplated by this Agreement. Notwithstanding the foregoing, the parties agree that:

          (i) With respect to any collateral given by any Borrower to Bank, the perfection and priority of Bank's security interests in personal property collateral or liens on real property collateral shall be governed by the law of the respective states where the respective collateral is located.

          (ii) The procedures governing the enforcement by Bank of provisional remedies against any Borrower or Guarantor, including by way of illustration, but not limited to, actions for claim and delivery of property, for injunctive relief or for the appointment of a receiver, shall be governed by the law of the state in which such provisional remedies or relief are sought.

          (iii) With respect to any collateral given by any Borrower to Bank, the procedures for foreclosing on the security interests or liens of Bank shall be governed by the laws of the state in which the collateral is located and in which the foreclosure is carried out; provided, however, that this subparagraph shall in no event be construed to provide that the substantive law of such state shall apply to this Agreement, the parties intending that the substantive law of the State of Arizona shall govern this Agreement and all nonprocedural incidents of foreclosure, including but not limited to the right of Bank to obtain a judgment for any deficiency following foreclosure.

     Notwithstanding that various provisions of this Agreement, the Note, the other Loan Documents, the Guaranty, and the Environmental Agreements have been drafted to address or waive the laws of other states, in the event of any foreclosure by Bank on any collateral, regardless of where the collateral is located, the parties agree and intend that the laws of the State of Arizona shall govern the right of Bank to collect and obtain a judgment for any deficiency following foreclosure, and the parties specifically intend that the laws of other states, including but not limited to Sections 580a, 580b, 580c, 580d and 726 of the California Code of Civil Procedure, and Nevada Revised Statutes Section 40.430, shall not be applicable. In such connection, the parties further agree that:

          (a) Bank may enforce its rights under the Loan Documents, the Guaranty, and the Environmental Agreements, to collect any outstanding indebtedness, or to obtain a judgment against any Borrower or Guarantor in California, Nevada, Arizona or other states (including without limitation a judgment for any deficiency following foreclosure), in accordance with Arizona law, and if Bank obtains a judgment

     (including without limitation a deficiency judgment) in a state other than in California or Nevada, then Bank shall have the right to enforce such judgment in California and Nevada, as well as in other states;

          (b) California's and Nevada's antideficiency, one-action, and security-first rules (including, without limitation, California Code of Civil Procedure Sections 580a, 580c, and 580d and Nevada Revised Statutes
     Section 40.430) are inapplicable to the obligations and indebtedness secured by the Deeds of Trust and other Loan Documents and to the enforcement or realization by Bank of its rights and remedies relating thereto; and

          (c) Section 726 of the California Code of Civil Procedure shall not apply (i) to prevent or limit exercise or enforcement of any other rights or remedies of Bank (including, but not limited to, Bank's right to obtain a deficiency judgment) either prior to or following foreclosure, or (ii) to prevent or limit Bank's right to foreclosure judicially or nonjudicially following any exercise or enforcement of any other rights or remedies of Bank.

14. COUNTERPART EXECUTION. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

DATED as of the date first above stated.

                                        Richmond American Homes, Inc.,
                                        a Delaware corporation


                                        By: /s/ John J. Heaney
                                           -------------------------------------
                                        Name: John J. Heaney
                                             ----------------------------------
                                        Title: Vice President
                                              ---------------------------------

                                        By: /s/ Kenneth J. Ryerson
                                           ------------------------------------
                                        Name: Kenneth J. Ryerson
                                             ----------------------------------
                                        Title: Vice President
                                              ---------------------------------

                                        Richmond American Homes of
                                        California, Inc., a Colorado
                                        corporation


                                        By: /s/ John J. Heaney
                                           ------------------------------------
                                        Name: John J. Heaney
                                             ----------------------------------
                                        Title: Vice President
                                              ---------------------------------


                                        By: /s/ Kenneth J. Ryerson
                                           ------------------------------------
                                        Name: Kenneth J. Ryerson
                                             ----------------------------------
                                        Title: Vice President
                                              ---------------------------------


                                        Richmond Homes, Inc. I, a Delaware
                                        corporation

                                        By: /s/ John J. Heaney
                                           ------------------------------------
                                        Name: John J. Heaney
                                             ----------------------------------
                                        Title: Vice President
                                              ---------------------------------


                                        By: /s/ Kenneth J. Ryerson
                                           ------------------------------------
                                        Name: Kenneth J. Ryerson
                                             ----------------------------------
                                        Title: Vice President
                                              ---------------------------------

                                        Richmond Homes, Inc. II, a Delaware
                                        corporation


                                        By: /s/ John J. Heaney
                                           ------------------------------------
                                        Name: John J. Heaney
                                             ----------------------------------
                                        Title: Vice President
                                              ---------------------------------


                                        By: /s/ Kenneth J. Ryerson
                                           ------------------------------------
                                        Name: Kenneth J. Ryerson
                                             ----------------------------------
                                        Title: Vice President
                                              ---------------------------------

                                        Richmond American Homes of Nevada,
                                        Inc., a Colorado corporaration

                                        By: /s/ John J. Heaney
                                           ------------------------------------
                                        Name: John J. Heaney
                                             ----------------------------------
                                        Title: Vice President
                                              ---------------------------------


                                        By: /s/ Kenneth J. Ryerson
                                           ------------------------------------
                                        Name: Kenneth J. Ryerson
                                             ----------------------------------
                                        Title: Vice President
                                              ---------------------------------

                                        BANK ONE, ARIZONA, NA, a national
                                        banking association



                                        By: /s/ Carol R. Grimley
                                           ------------------------------------
                                        Name: Carol R. Grimley
                                             ----------------------------------
                                        Title: Vice President
                                              ---------------------------------

                                                                            BANK

                          EXHIBIT "A" TO LOAN AGREEMENT
                          -----------------------------

                                 A&D TERM SHEET

Name of Project: ____________________________________________________________

Location of Project: ______________________________________________________

Approved A&D Subcommitment Amount: $__________________

A&D Appraisal Review Market Value: $_________________

Approved Budget:  See Schedule 1 attached

Maximum aggregate changes in Budget without Bank's consent: $50,000.00

A&D Commencement Date:  Not later than ninety (90) days after A&D Eligibility
Date

A&D COmpletion Date:    Fifteen (15) Calendar Months after A&D Eligibility Date

Date Preliminary A&D Approval Expires (if applicable): _________________

Date A&D Term Expires: ___________________________________

A&D Contractor: ____________________________________________________________

A&D Engineer: ______________________________________________________________

A&D Eligibility Date (date A&D Project is deemed Eligible Collateral): ________


BANK ONE, ARIZONA, NA, a                ________________________________,
national banking association            a ___________ corporation


By: ________________________________    By: _____________________________
Name: _______________________________   Name: ____________________________
Title: ____________________________     Title: __________________________

                                        By: _____________________________
                                        Name: ____________________________
                                        Title: _________________________

                           SCHEDULE "1" TO TERM SHEET

                                     BUDGET
                                     ------

                                                       BORROWER'S     TOTAL
                                        ADVANCES       EQUITY         BUDGET
                                        --------       ----------     ------
Land (______sf @_______psf)             $_______       $_________     $_______

Hard Costs:
      Grading
      Sewers
      Paving
      Landscape
      Perimeter Fencing
      Utilities
      Municipal Set Asides
             and Assurances
      Hard Cost Contingency
      _______________
      _______________

Sub-total Hard Costs                    $_______                      $________

Soft Costs:
      Engineering
      Approvals and Permits
             and Municipal Fees
      Contractor Bonds
      Borrower Insurance
      Bank Inspection and Review
      Commitment Fee
      Document Fee
      Legal
      Title and Closing
      Real Estate Taxes
      Soils Report
      Environmental Assessment
             Report and Follow up
      Appraisal
      Appraisal Reveiw Fees
Soft Cost Contingency
      _______________
      _______________

Sub-Total Soft Costs                    $_______                      $________

TOTALS                                 $_______       $_________     $________

                           EXHIBIT B TO LOAN AGREEMENT
                             UNIT COLLATERAL VALUES


FOR UNITS IN COLORADO:

   (i) STAGE 1. The sum of (a) twenty-five percent (25%) of the applicable Specific Unit Budget, plus (b) the applicable Lot Allocation, if excavation, backfill and foundation are complete, and all required permits, tap fees, and up front municipal and school district fees have been paid by Borrower;

  (ii) STAGE 2. The sum of (a) forty-five percent (45%) of the Specific Unit Budget, plus (b) the applicable Lot Allocation, if the rough framing of the Unit is complete;

 (iii) STAGE 3. The sum of (a) sixty percent (60%) of the Specific Unit Budget, plus (b) the applicable Lot Allocation, if the roof, windows, exterior trim and temporary exterior doors are complete;

  (iv) STAGE 4. The sum of (a) eighty percent (80%) of the Specific Unit Budget, plus (b) the applicable Lot Allocation, if the rough-in (mechanical, plumbing top-out and electrical), insulation and drywall are complete;

   (v) STAGE 5. The sum of (a) ninety-five percent (95%) of the Specific Unit Budget, plus (b) the applicable Lot Allocation, if the Unit interior and exterior have been finished with the exception of floor coverings, final cleaning, and landscaping; and

  (vi) STAGE 6. The sum of (a) one hundred percent (100%) of the Specific Unit Budget, plus (b) the applicable Lot Allocation, if the Unit is finished, including floor coverings, and a certificate of occupancy or its equivalent has been obtained;

PROVIDED, HOWEVER, if the sum of the total of the construction costs set forth in the applicable Specific Unit Budget and the applicable Lot Allocation exceeds the Maximum Allowed Advance for the Unit, then for purposes of calculating the Unit Collateral Value pursuant hereto, the Lot Allocation shall be reduced so that the sum of the total Specific Unit Budget and the Lot Allocation do not exceed the applicable Maximum Allowed Advance.

                           EXHIBIT B TO LOAN AGREEMENT
                             UNIT COLLATERAL VALUES


FOR UNITS IN ARIZONA:

   (i) STAGE 1. The sum of (a) fifteen percent (15%) of the applicable Specific Unit Budget, plus (b) the applicable Lot Allocation, if the floor slab is poured, and all required permits, tap fees, and up front municipal and school district fees have been paid by Borrower;

  (ii) STAGE 2. The sum of (a) forty-five percent (45%) of the Specific Unit Budget, plus (b) the applicable Lot Allocation, if the rough framing of the Unit is complete;

 (iii) STAGE 3. The sum of (a) fifty percent (50%) of the Specific Unit Budget, plus (b) the applicable Lot Allocation, if the roof dry in, windows, exterior trim and temporary exterior doors are complete;

  (iv) STAGE 4. The sum of (a) sixty-five percent (65%) of the Specific Unit Budget, plus (b) the applicable Lot Allocation, if the rough-in (mechanical, plumbing top-out and electrical), insulation and drywall are complete;

   (v) STAGE 5. The sum of (a) ninety-five percent (95%) of the Specific Unit Budget, plus (b) the applicable Lot Allocation, if the Unit interior and exterior have been finished with the exception of floor coverings, final cleaning, and landscaping; and

  (vi) STAGE 6. The sum of (a) one hundred percent (100%) of the Specific Unit Budget, plus (b) the applicable Lot Allocation, if the Unit is finished, including floor coverings, and a certificate of occupancy or its equivalent has been obtained;

PROVIDED, HOWEVER, if the sum of the total of the construction costs set forth in the applicable Specific Unit Budget and the applicable Lot Allocation exceeds the Maximum Allowed Advance for the Unit, then for purposes of calculating the Unit Collateral Value pursuant hereto, the Lot Allocation shall be reduced so that the sum of the total Specific Unit Budget and the Lot Allocation do not exceed the applicable Maximum Allowed Advance.

                           EXHIBIT B TO LOAN AGREEMENT
                             UNIT COLLATERAL VALUES


FOR UNITS IN NEVADA:

   (i) STAGE 1. The sum of (a) fifteen percent (15%) of the applicable Specific Unit Budget, plus (b) the applicable Lot Allocation, if the floor slab is poured, and all required permits, tap fees, and up front municipal and school district fees have been paid by Borrower;

  (ii) STAGE 2. The sum of (a) forty-five percent (45%) of the Specific Unit Budget, plus (b) the applicable Lot Allocation, if the rough framing of the Unit is complete;

 (iii) STAGE 3. The sum of (a) fifty-five percent (55%) of the Specific Unit Budget, plus (b) the applicable Lot Allocation, if the roof dry in, windows, exterior trim and temporary exterior doors are complete;

  (iv) STAGE 4. The sum of (a) seventy percent (70%) of the Specific Unit Budget, plus (b) the applicable Lot Allocation, if the rough-in (mechanical, plumbing top-out and electrical), insulation and drywall are complete;

   (v) STAGE 5. The sum of (a) ninety-seven percent (97%) of the Specific Unit Budget, plus (b) the applicable Lot Allocation, if the Unit interior and exterior have been finished with the exception of floor coverings, final cleaning, and landscaping; and

  (vi) STAGE 6. The sum of (a) one hundred percent (100%) of the Specific Unit Budget, plus (b) the applicable Lot Allocation, if the Unit is finished, including floor coverings, and a certificate of occupancy or its equivalent has been obtained;

PROVIDED, HOWEVER, if the sum of the total of the construction costs set forth in the applicable Specific Unit Budget and the applicable Lot Allocation exceeds the Maximum Allowed Advance for the Unit, then for purposes of calculating the Unit Collateral Value pursuant hereto, the Lot Allocation shall be reduced so that the sum of the total Specific Unit Budget and the Lot Allocation do not exceed the applicable Maximum Allowed Advance.

                           EXHIBIT B TO LOAN AGREEMENT
                             UNIT COLLATERAL VALUES


FOR UNITS IN CALIFORNIA:


    (i) STAGE 1. The sum of (a) twenty percent (20%) of the applicable Specific Unit Budget, plus (b) the applicable Lot Allocation, if the floor slab is poured, and all required permits, tap fees, and up front municipal and school district fees have been paid by Borrower;

  (ii) STAGE 2. The sum of (a) fifty percent (50%) of the Specific Unit Budget, plus (b) the applicable Lot Allocation, if the rough framing of the Unit is complete;

 (iii) STAGE 3. The sum of (a) sixty percent (60%) of the Specific Unit Budget, plus (b) the applicable Lot Allocation, if the roof dry in, windows, exterior trim and exterior doors are complete;

  (iv) STAGE 4. The sum of (a) seventy percent (70%) of the Specific Unit Budget, plus (b) the applicable Lot Allocation, if the rough-in (mechanical, plumbing top-out and electrical), insulation and drywall are complete;

   (v) STAGE 5. The sum of (a) ninety-five percent (95%) of the Specific Unit Budget, plus (b) the applicable Lot Allocation, if the Unit interior and exterior have been finished with the exception of floor coverings, countertops, final cleaning, and landscaping; and

  (vi) STAGE 6. The sum of (a) one hundred percent (100%) of the Specific Unit Budget, plus (b) the applicable Lot Allocation, if the Unit is finished, including floor coverings, and a certificate of occupancy or its equivalent has been obtained;

PROVIDED, HOWEVER, if the sum of the total of the construction costs set forth in the applicable Specific Unit Budget and the applicable Lot Allocation exceeds the Maximum Allowed Advance for the Unit, then for purposes of calculating the Unit Collateral Value pursuant hereto, the Lot Allocation shall be reduced so that the sum of the total Specific Unit Budget and the Lot Allocation do not exceed the applicable Maximum Allowed Advance.